                                                             EXHIBIT 10.21

   Confidential Materials omitted and filed with the Securities and Exchange
                    Commission. Asterisks denote omissions.


                                      LEASE

                                 by and between

                                3COM CORPORATION
                                    as lessor

                                       and

             MANUFACTURERS' SERVICES SALT LAKE CITY OPERATIONS, INC.
                                    as lessee

                            STANDARD INDUSTRIAL LEASE

         1. PARTIES. This Lease, dated for reference purposes only as of September 26, 2000, is made by and between 3Com Corporation, a Delaware corporation ("Lessor"), and Manufacturers' Services Salt Lake City Operations, Inc., a Delaware corporation ("Lessee").

         2.       PREMISES AND PARKING.

                  2.1 PREMISES. Lessor hereby leases to Lessee, and Lessee leases from Lessor, for the term, at the rental, and upon all of the conditions set forth herein, (a) those certain premises shown on EXHIBIT A hereto (the "Premises") located at 1800 West Central Road, Mount Prospect, Illinois (the "Building") and (b) the nonexclusive right to use the Common Areas (as hereinafter specified). The Building and the Common Areas are part of that certain building project (the "Project"), as depicted on EXHIBIT B attached hereto. Lessor and Lessee agree that for purposes of this Lease, the Premises consist of 404,294 rentable square feet, including 87,071 rentable square feet of office area, 144,058 rentable square feet of manufacturing area and 173,165 rentable square feet of warehouse area, and the Premises shall not be remeasured. The Premises do not include any rights to the airspace above the Premises.

                  2.2 VEHICLE PARKING. Lessee shall have the exclusive right to use the existing vehicle parking spaces in the parking area shown on EXHIBIT B hereto, which parking area contains approximately 1,168 parking spaces ("Lessee's Designated Parking Area"). Lessor shall use commercially reasonable efforts to prevent its employees and visitors from parking in Lessee's Designated Parking Area, including instituting appropriate management control procedures (at Lessor's sole expense, and not as part of Operating Expenses), and Lessee shall use commercially reasonable efforts to prevent its employees and visitors from parking in other portions of the parking lot on the Project, including instituting appropriate management control procedures. All parking spaces shall be used only for vehicles no larger than full size passenger automobiles, sport utility vehicles or pick-up trucks.

                           2.2.1    Lessee shall not permit or allow any
vehicles that belong to or are controlled by Lessee or Lessee's employees, suppliers, shippers, customers, or invitees to park in areas other than in Lessee's Designated Parking Area or to be loaded or unloaded in areas other than the loading areas adjacent to the loading docks in the Premises. Lessor shall not permit or allow any vehicles that belong to or are controlled by Lessor or Lessor's employees, suppliers, shippers, customers or invitees to be loaded, unloaded or parked in areas that would block Lessee's access to or from the Building, Premises or Project.

                           2.2.2    If Lessee permits or allows any of the
prohibited activities described in Section 2.2 of this Lease, then Lessor shall have the right, upon reasonable notice, in addition to such other reasonable rights and remedies that it may have, to remove or tow away the vehicle involved and charge the cost thereof to the owner of the towed vehicle.

                  2.3 COMMON AREAS - DEFINITION. The term "Common Areas" is defined as all indoor areas and facilities outside the Premises and located within the Building as shown on EXHIBIT A hereto, Lessee's Designated Parking Area, the loading and unloading areas adjacent to the Premises, and the roadways, sidewalks, walkways, parkways and driveways.

                           2.3.1    COMMON AREAS - LESSEE'S RIGHTS. Lessor
hereby grants to Lessee, for the benefit of Lessee and its employees, suppliers, shippers, customers and invitees, during the Term

(defined below) of this Lease, the non-exclusive right to use, in common with others entitled to such use, the Common Areas as they exist from time to time, subject to any rights, powers and privileges reserved by Lessor under the terms hereof or under the terms of any rules and regulations or restrictions governing the use of the Common Areas established from time to time by Lessor, subject to the provisions of Section 2.3.2; provided, however, the parties acknowledge that Lessee shall have the exclusive right to use Lessee's Designated Parking Area. Under no circumstances shall the right herein granted to Lessee to use the Common Areas be deemed to include the right to store any property, temporarily or permanently, in the Common Areas. Any such storage shall be permitted only with the prior written consent of Lessor or Lessor's designated representative, which consent may be revoked at any time. In the event that any unauthorized storage shall occur, then Lessor shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove the property and charge the reasonable cost thereof to Lessee, which cost shall be immediately payable upon demand by Lessor. Any event to be held by Lessee in the Common Area must receive the prior approval of Lessor's real estate and site services department, which approval shall not be unreasonably withheld or delayed.

                           2.3.2    COMMON AREAS - RULES AND REGULATIONS. Lessor
or such other person(s) as Lessor may appoint shall have the exclusive control and management of the Common Areas and shall have the right, from time to time, to establish, modify, amend and enforce reasonable, non-discriminatory, rules and regulations with respect thereto. Lessee agrees to abide by and conform to the rules and regulations attached hereto as EXHIBIT C and any additional rules and regulations upon reasonable written notice of such rules and regulations, and to cause its employees, suppliers, shippers, customers, and invitees to so abide and conform. No additional rules and regulations shall materially impair or conflict with the rights of Lessee under this Lease.

                           2.3.3    COMMON AREAS - CHANGES. Provided that none
of the following shall materially impair or conflict with the rights of Lessee under the Lease, Lessor shall have the right, in Lessor's sole discretion, from time to time, after reasonable advance notice to Lessee as to any of the following that would interfere with Lessee's use of the Premises: (a) to make changes to the Common Areas, including, without limitation, changes in the location, size, shape and number of driveways, entrances, parking spaces, parking areas, including restriping the parking area, loading and unloading areas, ingress, egress, direction of traffic, landscaped areas and walkways, provided such changes do not reduce the number of available parking spaces; (b) to close temporarily any of the Common Areas for maintenance purposes so long as reasonable access to the Premises remains available; (c) to designate other land outside the boundaries of the Project to be a part of the Common Areas; (d) to add additional improvements to the Common Areas; (e) to use the Common Areas while engaged in making additional improvements, repairs or alterations to the Project, or any portion thereof; (f) to do and perform such other acts and make such other changes in, to or with respect to the Project, Common Areas and Premises as Lessor may reasonably deem to be appropriate; and (g) to remove areas from use as Common Areas.

                  2.4 CAFE. The parties acknowledge that the Common Areas include the main cafeteria for the Building (the "Cafe"). Lessee's use of the Cafe shall be on a first-come, first-served basis. Use of the Cafe shall be subject to payment by Lessee's employees of the applicable charges for the foods and other items purchased therein. Lessor shall operate the Cafe from 7:30 am to 1:30 pm, Monday through Friday, except for holidays observed by Lessor at the same quality as it is currently operated. At Lessee's request, Lessor shall also operate the Cafe from 10:30 pm to 1:30 am, Monday through Friday, and 10:30 am to 1:30 pm and 10:30 pm to 1:30 am on Saturday and Sunday, in which case Lessor shall be responsible for all costs related to such additional hours, including the amount of any subsidy related thereto necessary to bring Cafe operations to break-even cost (which subsidy is currently approximately Eight Thousand Dollars ($8,000) per month). Lessee shall pay such amount as such

     Confidential Materials omitted and filed with the Securities and Exchange
                     Commission. Asterisks denote omissions.

amount is incurred by Lessor within thirty (30) days of receipt of an invoice therefor. Supporting invoices will be provided by Lessor upon request. Lessee shall have the right at any time to discontinue the additional evening and weekend operation of the Cafe (at which time Lessee's obligation to pay the subsidy therefor shall terminate). Notwithstanding the foregoing, Lessee shall be responsible to contract for the satellite cafeteria and, following the end of the Cohabitation Period, coffee service and vending machines within the Premises.

         3. TERM. The term of this Lease shall commence on the "Closing", as defined in the Asset Purchase Agreement dated __________, 2000 (the "Asset Purchase Agreement") between Lessor and Lessee (the "Commencement Date") and end at midnight on September 30, 2003 (the "Term"), unless sooner terminated pursuant to the provisions hereof.

         4.       RENT.

                  4.1 BASE RENT. Lessee shall pay to Lessor, as rental for the Premises, without offset or deduction (except as expressly set forth in this Lease), notice or demand, on the first (1st) day of each month of the Term of this Lease, monthly payments in advance for the use of the Premises and the Common Areas ("Base Rent") of (a) starting on the Commencement Date through September 30, 2001: ****. Base Rent due for any partial month during the Term of this Lease shall be a pro rata portion of the Base Rent otherwise payable for such month. Lessee shall pay the first month's full service rent described in Section 39(ii) (or a pro rata portion thereof, if the first day of the Term is other than on the first day of a calendar month) upon execution of this Lease. Base Rent shall be payable in lawful money of the United States to Lessor at the address stated herein or to such other persons or at such other places as Lessor may designate from time to time to Lessee in writing.

                  4.2 ADDITIONAL RENT. All monetary obligations of Lessee to Lessor under the terms of this Lease other than Base Rent, including Operating Expenses (defined below), shall be deemed to be "Additional Rent."

                  4.3 OPERATING EXPENSES. Lessee shall pay to Lessor during the Term, in addition to the Base Rent, Lessee's Share (as defined below) of all Operating Expenses, as hereinafter defined, during each calendar year of the Term, in accordance with the following provisions:

                           (a)      "Operating Expenses" are defined, for
purposes of this Lease, as all costs incurred by Lessor relating to the ownership and operation of the Project, including, but not limited to, the following: (i) the operation, repair, maintenance and replacement of the roof, exterior of the Building, Building systems, the Common Areas, including parking areas, loading and unloading areas, trash areas, roadways, sidewalks, walkways, parkways, driveways, landscaped areas, striping, bumpers, irrigation systems, Common Area lighting facilities, fences and gates, elevators, exterior signs (other than signs solely identifying Lessor) and any tenant directories; (ii) the cost of water, gas, electricity and other utilities to serve the Building and the Common Areas; (iii) Common Area trash disposal, snow removal and security services, and property management; (iv) Real Property Taxes; (v) the costs of the premiums for the insurance policies maintained by Lessor hereunder;
(vi) any deductible portion (not to exceed $250,000) of a casualty concerning the Building or the Common Area; and (vii) any other services to be provided by Lessor in this Lease.

                           (b)      Any Operating Expenses that are specifically
attributable to the Building or to any other building in the Project or to the operation, repair, maintenance or replacement thereof, shall be equitably allocated entirely to the Building or such other building. However, any Operating Expenses that are not specifically attributable to the Building or to any other building or the operation, repair, maintenance or replacement thereof, shall be equitably allocated by Lessor to all buildings in the Project.

                           (c)      An amount may be estimated by Lessor from
time to time of Lessee's Share of annual Operating Expenses and the same shall be payable monthly during each twelve (12) month period of the Lease Term, on the same day as the Base Rent is due hereunder. At the time the Asset Purchase Agreement was executed, Lessor's estimate of Lessee's Share of Operating Expenses was Two Hundred Forty-Three Thousand Nine Hundred Twenty-Four Dollars ($243,924) per month (which amount does not include janitorial expenses within the Premises). Lessor shall deliver to Lessee within ninety (90) days after the expiration of each twelve (12) month period or as soon thereafter as reasonably practicable a reasonably detailed statement showing Lessee's Share of the actual Operating Expenses incurred during the preceding year (the "Statement"). If Lessee's payments under this section during such preceding year exceed Lessee's Share as indicated on the Statement, Lessee shall be credited the amount of such overpayment against rent next becoming due (or, if the Term has expired, Lessor shall refund such overpayment to Lessee). If Lessee's payments under this section during said preceding year were less than Lessee's Share of Operating Expenses as indicated on the Statement, Lessee shall pay to Lessor the amount of the deficiency within thirty (30) days after delivery by Lessor to Lessee of the Statement.

                           (d)      Notwithstanding the foregoing, "Operating
Expenses" shall not include the following: (i) costs of any improvement or redecorating of any portion of the Project not made available for Lessee's use;
(ii) costs incurred in connection with negotiations or disputes with any other occupant of the Project and costs arising from the violation by Lessor or any other occupant of the Project of the terms and conditions of any lease or other agreement; (iii) costs incurred in connection with the presence of any Hazardous Materials (provided that nothing contained in this subsection (d) (iii) is intended to limit any cost recovery by Lessor pursuant to Article 30 hereof);
(iv) any capital expenditures, except as set forth below; (v) interest, charges and fees incurred on debt, payments on mortgages and rent under ground leases;
(vi) expense reserves; (vii) leasing commissions; (viii) costs of structural repairs to the Building; (ix) Real Property Tax assessments in excess of the amount that would be paid if such assessment was paid in installments over the longest permitted term; (x) rentals for items which if purchased, rather than rented, would constitute a capital cost (except to the extent such costs would be amortized and included as capital expenditures as set forth below); (xi) costs incurred by Lessor to the extent that Lessor is reimbursed by insurance proceeds or is otherwise reimbursed; (xii) costs, including permit, license and inspection costs, incurred with respect to the installation of Lessor's or other occupants' improvements or incurred in renovating or otherwise improving, decorating, painting or redecorating space in the Building (other than the Common Areas); (xiii) expenses in connection with services or other benefits which are not offered to Lessee or for which Lessee is charged for directly or which benefit exclusively portions of the Project other than the Premises; (xiv) management fees paid or charged by Lessor in connection with the management of the Building in excess, as to Lessee's Share, of five percent (5%) of gross rental under this Lease; (xv) salaries and other benefits paid to the employees of Lessor; (xvi) rent for any office space occupied by Building management personnel; or (xvii) costs arising from the gross negligence or willful misconduct of Lessor or other occupants of the Building or their respective agents, employees, licensees, vendors, contractors or providers of materials or services (other than Lessee). All costs incurred by Lessor that would normally be considered capital expenditures under generally accepted accounting principles shall be amortized over the useful life of the applicable

     Confidential Materials omitted and filed with the Securities and Exchange
                     Commission. Asterisks denote omissions.

improvement (as reasonably determined by Lessor in accordance with generally accepted accounting principles) with interest on the unamortized balance at the then prevailing market rate Lessor would pay if it borrowed funds to construct such improvement from an institutional lender, and included in Operating Expenses until the first to occur of the expiration of the Term (as it may be extended) or the end of the term over which such costs were amortized. In addition, in no event shall Operating Expenses for (A) the first twelve (12) months of the Term (excluding the Excluded Expenses, as defined below) **** (the "Year One Capped Amount") or (B) the second twelve
(12) month period of the Term (excluding the Excluded Expenses) exceed one hundred ten percent (110%) of the lesser of (I) the Year One Capped Amount or
(II) the Operating Expenses (excluding the Excluded Expenses) for the first twelve (12) month period of the Term. For the purposes of this subsection
(d), the term "Excluded Expenses" shall mean the amounts attributable to Real Property Taxes, snow removal, electricity, HVAC operation, routine, day-to-day HVAC maintenance (specifically excluding any costs that would normally be considered capital expenditures under generally accepted accounting principles and extraordinary costs that would have been incurred had a necessary capital repair been made), water and other utilities.

                           (e)      As used herein, "Lessee's Share" shall mean
the percentage obtained by dividing the rentable square footage of the Premises by the rentable square footage of the Building (which is 636,412 rentable square feet), which is currently 63.53%. Notwithstanding the foregoing, in the event Lessee increases its level or intensity of electricity, HVAC, water or other utility usage, Lessor shall have the right to adjust Lessee's Share with respect to such costs to reflect the change in usage of such utilities by Lessee. In such event, Lessor shall be responsible for demonstrating to Lessee's reasonable satisfaction the extent of the increase. Similarly, in the event Lessee decreases its level or intensity of electricity, HVAC, water or other utility usage, Lessor shall, upon Lessee's request (provided Lessee demonstrates to Lessor's reasonable satisfaction the extent of the decrease) adjust Lessee's Share with respect to such costs to reflect the actual change in usage of such utilities by Lessee.

                           (f)      For a period of ninety (90) days after
Lessee's receipt of the Statement, and provided that Lessee shall have made full payment on account thereof, Lessee shall be entitled, upon ten (10) days' prior written notice, to inspect and examine those books and records of Lessor relating to the determination of Operating Expenses for the year to which the Statement relates. Such inspection shall take place during normal business hours at Lessor's office or at such other place as Lessor shall reasonably designate. If, after such inspection, Lessee disputes the amount of Operating Expenses charged by Lessor, Lessee may, by written notice to Lessor, request an independent audit of such books and records. The audit shall be conducted by a certified public accountant ("CPA") acceptable to both Lessor and Lessee. The CPA shall not be retained by Lessee on a contingency fee basis (i.e., with the CPA's fee based upon any recovery by Lessee). If, within thirty (30) days after Lessor's receipt of Lessee's notice requesting an audit, Lessor and Lessee are unable to agree on the CPA who will conduct such audit, then Lessor shall designate a nationally recognized accounting firm not then employed by Lessor or Lessee, or any of their affiliates or principals, to conduct such audit. The audit shall be limited to the determination of the amount of Operating Expenses for the year to which the Statement relates. If the audit discloses that the amount of Operating Expenses billed to Lessee was incorrect, the appropriate party shall pay to the other party promptly the deficiency or overpayment, as applicable. Lessee shall pay all costs and expenses of its initial audit and the CPA audit; provided, however, if it is determined that Lessor has overstated the Operating Expenses, on an annual basis, by more than five percent (5%), Lessor shall bear the reasonable cost of the CPA audit. Lessee shall keep any information gained from such audit confidential and shall not disclose it to any other party, except to exercise its legal rights and remedies with respect thereto. Lessee's exercise of its audit rights hereunder shall not relieve Lessee of


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its obligation to timely pay all sums due hereunder, including any disputed but as yet unaudited Operating Expenses.

         5. SECURITY DEPOSIT. Upon execution of this Lease, Lessee shall deposit with Lessor in cash Five Hundred Thirty-Four Thousand Six Hundred Seventy-Nine Dollars ($534,679) as security for the performance by Lessee of its obligations under this Lease, and not as a prepayment of rent (the "Security Deposit"). Notwithstanding the foregoing, so long as no Event of Default has occurred and no default then exists and is continuing, the Security Deposit shall be reduced at the end of the Cohabitation Period to Four Hundred Seven Thousand Nineteen Dollars ($407,019). If an Event of Default occurs, Lessor may apply all or any part of the Security Deposit for the payment of any rent or other sum in default, the repair of any damage to the Premises caused by Lessee or the payment of any other amount which Lessor may spend or become obligated to spend by reason of Lessee's default or to compensate Lessor for any other loss or damage which Lessor may suffer by reason of Lessee's default to the full extent permitted by law. To the extent any portion of the Security Deposit is used, Lessee shall, within five (5) days after demand from Lessor, restore the Security Deposit to its full amount. Lessor may keep the Security Deposit in its general funds and shall not be required to pay interest to Lessee on the deposit amount. Lessor shall return all of the remaining Security Deposit to Lessee within thirty (30) days after the later of the end of the Term and the date that Lessee surrenders possession of the Premises to Lessor. The Security Deposit shall not serve as an advance payment of rent or a measure of Lessor's damages for any default under this Lease. If Lessor transfers its interest in the Project or this Lease, Lessor may transfer the Security Deposit to its transferee. Upon such transfer, Lessor shall have no further obligation to return the Security Deposit. Lessee shall look solely to the new landlord for the return of the Security Deposit. Lessee covenants and agrees that it shall not assign or encumber or attempt to assign or encumber the Security Deposit and neither Lessor or its successors or assigns shall be bound by any such agreement, encumbrance, attempted assignment or attempted encumbrance.

         6.       USE.

                  6.1      USE.

                           6.1.1    Subject to applicable Laws (defined below),
the Premises shall be used and occupied only for general office, electronics manufacturing and ancillary, related research and development, related distribution and warehousing and other legal, related uses.

                           6.1.2    Lessee shall not conduct, nor permit to be
conducted, either voluntarily or involuntarily, any auction, or going out of business, fire or bankruptcy sale upon the Premises without first having obtained Lessor's prior written consent.

                           6.1.3    Lessee, at Lessee's sole cost and expense,
shall obtain and maintain in force during the Term of this Lease all permits, licenses and approvals required or necessary for the conduct of the activities of Lessee on the Premises.

                  6.2 COMPLIANCE WITH LAW. During the Term of this Lease, Lessee at Lessee's sole expense promptly shall comply with all statutes, codes, ordinances, rules, regulations, orders of governmental authorities, covenants and restrictions of record, and requirements of any fire insurance underwriters or rating bureaus, now in effect or which may hereafter come into effect ("Laws"), whether or not they reflect a change in policy from that now existing, relating to, imposed by reason of or applicable to the condition of the Premises or Lessee's use or occupancy of the Premises, or any alteration, improvement or change made to the Premises by Lessee, including any alterations that might be required solely to bring the Premises in compliance with the Americans with Disabilities Act ("ADA"). Each of Lessor and Lessee agrees that it shall not use, nor permit its employees, agents, contractors or invitees to use, the space occupied or used by it in the Project in any manner that will tend to create a waste or a nuisance or shall tend to disturb the occupants of other portions of the Project. Notwithstanding the foregoing, Lessee shall not be required to cause the Premises to comply with any Laws requiring the construction of alterations unless the compliance is due to Lessee's particular use (as opposed to manufacturing, office, warehouse and shipping uses generally) or alterations. In addition, if Lessor is required to make any alterations to the Premises to cause them to comply with Laws applicable to manufacturing or warehouse uses generally (as opposed to general office use), Lessor shall amortize the cost thereof over their useful life (as reasonably determined by Lessor in accordance with generally accepted accounting principles) with interest on the unamortized balance at the then prevailing market rate Lessor would pay if it borrowed funds to construct such improvements from an institutional lender. Lessee shall pay Lessor, as Additional Rent and not as part of Operating Expenses, for the monthly installments of such amortized amounts on the first day of each calendar month thereafter until the earlier of the end of the useful life of the applicable item and the expiration or earlier termination of the Term.

                  6.3 CONDITION OF PREMISES. Lessee acknowledges that neither Lessor nor any agent of Lessor has made any representation or warranty with respect to the Premises or with respect to the suitability of any part of the Premises for the conduct of Lessee's business, except as expressly set forth herein or in the Asset Purchase Agreement. Except with respect to Lessor's obligation to construct the Improvements, and subject to the express representations made by Lessor herein, Lessee hereby accepts the Premises and all improvements thereon in "as-is" condition, subject to all applicable Laws governing and regulating the use of the Premises, and any covenants or restrictions of record, and accepts this Lease subject to all of the foregoing and to all matters disclosed in this Lease. Except as expressly set forth herein, Lessee acknowledges that Lessor has not made any representation or warranty as to the present or future suitability of the Premises for the conduct of the Lessee's business or the uses proposed by Lessee. Lessor represents and warrants to Lessee that:

                           (a)      Lessor's construction of the Improvements
will comply in all material respect with all Laws and the requirements of all easements and restrictions and the Improvements will comply in all material respects with all such Laws and requirements after completion by Lessor thereof;

                           (b)      Unless specific changes are requested by
Lessee and approved by Lessor in accordance with Section 40 hereof, the Lessee Improvements (defined below) will be supplied with primary and emergency (in the computer room only) power, heating, ventilating and air conditioning ("HVAC") and other utilities in types and amounts adequate to enable Lessee to conduct therein business operations in substantially the same manner and at substantially the same cost of operating such systems as the same are currently being conducted by Lessor in comparable areas; and

                           (c)      No portion of the Project is currently
subject to any mortgage, deed of trust or ground lease.

         7.       MAINTENANCE, REPAIRS AND ALTERATIONS.

                  7.1      LESSOR'S OBLIGATIONS. Subject to the provisions of
Section 9 (Damage and Destruction), Section 14 (Condemnation) and Section 7.2 (Lessee's Obligations), and except to the extent that any damage is caused by the breach of this Lease by Lessee or by the act or omission of Lessee or Lessee's employees, customers, or invitees (for which Lessee shall be solely responsible for repair or replacement at Lessee's sole cost), Lessor shall perform all exterior and structural maintenance and repairs of the Building and the Common Areas, including parking, landscaping, roof, exterior security patrol and for maintenance and repairs of the HVAC and fire suppression systems, the major elements of the electrical system (e.g., switch gear, main electrical panels, emergency generators owned, operated or leased by Lessor and associated fuel storage tanks, and transformers), the overall system integrity of the fire alarm system and the water, gas (if provided as of August 31, 2000) and other Building-wide systems, to the extent they service the Building generally. In the event of a required repair that threatens to materially interfere with Lessee's use of the Premises, Lessor shall make such repair as soon as practicable. Lessee expressly waives the benefits of any statute now or hereafter in effect which would otherwise afford Lessee the right to make repairs at Lessor's expense or to terminate this Lease because of Lessor's failure to keep the Premises in good order, condition and repair; provided that if the condition materially interferes with the conduct of Lessee's business and Lessor has not repaired the condition in a timely manner, Lessee may exercise its legal rights and seek an appropriate remedy in equity. Lessor shall not be liable for damages or loss of any kind or nature by reason of Lessor's failure to furnish any such services, except where such failure is caused by the gross negligence or willful misconduct of Lessor.

                  7.2      LESSEE'S OBLIGATIONS.

                           7.2.1    Subject to the provisions of Section 9
(Damage and Destruction), Section 14 (Condemnation) and Section 7.1 (Lessor's Obligations), Lessee, at Lessee's sole cost and expense, shall keep the Premises in neat, orderly condition and be responsible for maintaining in good condition and repair (a) the interior of the Premises, (b) all Building systems that exclusively serve the Premises (whether or not located within the Premises) and
(c) all Building systems that otherwise serve the Premises, to the extent located within the Premises, including, without limitation, the fire extinguishers, security cameras, access control equipment and other systems and equipment shown on EXHIBIT D hereto, but excluding the HVAC and fire suppression systems and the major elements of the electrical system, as described above. With respect to the fire alarm system, Lessee shall (i) be solely responsible for monitoring the system and responding to any alarms within the Premises and
(ii) comply with applicable Law with respect to the operation of such system, including, without limitation, keeping the system connected to the designated third party monitoring station, as determined by the City of Mount Prospect fire department. Lessee shall notify Lessor immediately of any such fire alarms in the Premises. Lessee will also be responsible for maintaining the manufacturing systems and equipment in the Premises. Notwithstanding anything to the contrary herein, but subject to Section 8.5 hereof, Lessee shall also be responsible for promptly repairing any damage to the Project caused by Lessee or its agents, employees, contractors or invitees at Lessee's sole cost.

                           7.2.2    On the last day of the Term, or on the date
of any sooner termination, Lessee shall surrender the Premises to Lessor in the same condition as received, clean and free of debris, except for ordinary wear and tear, casualty damage (as provided in Section 9), condemnation (as provided in Section 14), repairs which are Lessor's responsibility (as provided in
Section 7.1) and damage due to the negligence or willful misconduct of Lessor or Lessor's employees, agents or contractors. All equipment located in the Premises on the Commencement Date and not purchased by Lessee pursuant to the Asset Purchase Agreement, including, without limitation, any furniture or equipment related to Building systems (including, without limitation, the equipment listed on EXHIBIT D hereto) shall remain Lessor's property; and Lessee shall not remove such furniture and equipment from the Premises and shall surrender such furniture and equipment in the condition required herein upon the expiration or earlier termination of the Term. Any damage or deterioration of the Premises shall not be deemed ordinary wear and tear if the same could have been prevented by customary and ordinary maintenance practices. Prior to expiration of the Term of this Lease or the date of any sooner termination, Lessee shall repair any damage to the Premises occasioned by the installation or removal of Lessee's trade fixtures, furnishings, equipment, personal property and, subject to Section
7.3.4 below, Alterations (as defined below) and Installations (as defined below). Notwithstanding the foregoing sentence, Lessor acknowledges that Lessee will remove on the expiration or earlier termination of the Term, furniture and equipment located in the Premises on the Commencement Date that were purchased by Lessee under the Asset Purchase Agreement. With respect to furniture or equipment in the manufacturing or warehouse areas that are affixed to the Premises, so long as Lessee uses reasonable care in removing such furniture and equipment, Lessee shall not be required to restore or repair any holes in the floors or walls that occur due to the attachment of such items to the floor or walls. In connection with removing any such equipment or furniture, all utility drops (power poles) shall be left in place, except all hardwired electrical drops shall be fully disconnected, conduit shall be removed and electrical wires shall be terminated within the cable tray or junction box in a safe manner in accordance with all laws. In the office areas, all electrical and telecommunications cables shall be disconnected from the furniture systems and terminated safely in accordance with all laws and the cables shall be coiled at the bottom of the appropriate power pole or wall junction box, as applicable.

                  7.3      ALTERATIONS AND ADDITIONS.

                           7.3.1    Lessee shall not, without Lessor's prior
written consent, make any alterations, improvements, additions (collectively, "Alterations"), or Installations in, on or about the Premises which consent shall not be unreasonably withheld or delayed; provided that Alterations and Installations that cost less than Fifty Thousand Dollars ($50,000) per project and do not affect the structure of the Building or the HVAC and fire suppression systems serving the Building, and could not affect the primary electrical distribution or fire alarm systems in the Building, shall not require Lessor's consent. Any Alterations or Installations made by Lessee shall not materially interfere with the operation of any mechanical apparatus or electrical or plumbing systems in the Building. As used in this Section 7.3 the term "Installation" shall mean carpeting, air lines, power panels, electrical distribution systems, lighting fixtures, space heaters, air conditioning, and plumbing. For projects that exceed Five Hundred Thousand Dollars ($500,000), Lessor may require Lessee to provide Lessor, at Lessee's sole cost and expense, payment and performance bonds in an amount equal to the estimated costs of such Alterations or Installations to insure Lessor against any liability for mechanic's and materialmen's liens and to insure payment and performance of the work.

                           7.3.2    Any Alterations or Installations that Lessee
desires to make in or about the Premises and which requires the consent of Lessor shall be presented to Lessor in written form for Lessor's approval, with proposed detailed plans and specifications therefor prepared at Lessee's sole cost. Lessor shall have eight (8) business days after receipt of Lessee's written request to make an Alteration or Installation in accordance with the preceding sentence to approve or disapprove such Alterations or Installations, provided Lessor's failure to affirmatively approve or object to any such Alteration or Installation shall not be deemed to constitute Lessor's consent thereto. Lessee shall pay all of Lessor's reasonable, third party, out of pocket expenses Lessor incurs in reviewing the plans for and monitoring the construction of the Alterations or Installations, including, without limitation, architects, engineers and attorneys. Any consent by Lessor thereto shall be deemed conditioned upon Lessee's acquisition of all permits required to make such Alterations or Installations from all appropriate governmental agencies, the furnishing of copies thereof to Lessor prior to commencement of the work, and the compliance by Lessee with all conditions of said permits in a prompt and expeditious manner, all at Lessee's sole cost. Upon completion of any such Alterations or Installations, Lessee shall, at Lessee's sole cost, deliver to Lessor "as-built" plans and specifications therefor. All construction work required or permitted to be done by

Lessee shall be performed by a licensed contractor approved by Lessor, which approval shall not be unreasonably withheld, and in a prompt, diligent, and good and workmanlike manner. All such construction work shall conform in quality and design with the Premises existing as of the Commencement Date and shall not diminish the value of the Premises. All such construction work shall be performed in compliance with all applicable Laws. Notwithstanding any other provision of this Lease, if any Alterations or Installations (including any restoration work required in connection with the removal of Alterations or Installations at the expiration of the Term) require upgrades to the Premises or the Common Areas, including, without limitation, structural upgrades, for earthquakes, sprinklers, ADA requirements, asbestos removal or any other applicable Laws, Lessee shall be required to complete such upgrades at Lessee's sole cost as a condition to installing any such Alterations or Installations.

                           7.3.3    Lessee shall pay, when due, all claims for
labor or materials furnished or alleged to have been furnished to or for Lessee at or for use in the Premises. Lessee shall give Lessor not less than five (5) days' written notice prior to the commencement of any work in the Premises, and Lessor shall have the right to post notices of non-responsibility in or on the Premises as provided by Law. If Lessee in good faith shall contest the validity of any such lien, claim or demand and post a bond in the full amount of such lien, claim or demand, then Lessee shall, at its sole cost and expense, defend itself and Lessor against the same and shall pay and satisfy any judgment that may be rendered thereon before the enforcement thereof against Lessor or the Premises. In addition, Lessor may require Lessee to pay Lessor's reasonable attorneys' fees and costs, upon demand, in participating in such action if Lessor shall decide it is in Lessor's best interest to do so. All work in the Premises performed by or at the request of Lessee shall be performed in compliance with all applicable Laws and covenants, conditions and restrictions of record against the Premises.

                           7.3.4    Subject to Lessor's right to require their
removal and to cause Lessee to become the owner thereof as hereinafter provided in this paragraph, all Alterations and Installations made to the Premises by Lessee shall be the property of and owned by Lessee, but considered a part of the Premises. Unless otherwise required by Lessor as provided herein, all Alterations and Installations shall, at the expiration or earlier termination of this Lease, become the property of Lessor and remain upon the Premises and be surrendered with the Premises by Lessee. Unless otherwise agreed in writing, Lessor may require that any or all Alterations or Installations be removed by the expiration or earlier termination of this Lease, notwithstanding that their installation may have been consented to by Lessor. Lessor may require the removal at any time of all or any part of any Alterations or Installations made without the required consent of Lessor. If requested by Lessee, Lessor shall specify at the time of its granting approval of the Alternations or Installations (or within five (5) business days of Lessee's request, if approval is not required) whether the Alteration or Installation must be removed at the end of the Term.

         8.       INSURANCE; INDEMNITY.

                  8.1      LESSEE'S INSURANCE.

                           8.1.1    Lessee shall, at Lessee's expense, obtain
and keep in force during the Term of this Lease a policy of commercial general liability and property damage insurance insuring Lessee against any liability arising out of the use, occupancy or maintenance of the Premises and the Common Areas. Such insurance shall have limits of liability of not less than Five Million Dollars ($5,000,000) per occurrence and shall name Lessor as an additional insured. The policy shall contain contractual liability coverage applicable to Lessee's obligations under the indemnity provision of this
Section 8. The limits and coverage of such insurance shall not, however, limit the liability of Lessee under this Lease. It is specifically acknowledged and agreed that all liability insurance required to be provided by Lessee is and shall be considered primary and first to respond, and any liability insurance of Lessor is and shall be considered secondary to such insurance provided by Lessee. In addition to the obligations of Section 8.4 hereof, Lessee shall obtain and provide Lessor with evidence of a primary insurance endorsement indicating that Lessee has obtained such coverage.

                           8.1.2    Lessee at Lessee's expense, shall obtain and
keep in force during the Term of this Lease a policy or policies of insurance covering loss or damage to Lessee's furniture, fixtures, equipment, inventory and other personal property located in or on the Premises, in an amount not less than the full replacement value thereof, as the same may exist from time to time, providing protection against all perils included within the classification of fire, extended coverage, vandalism, malicious mischief, flood (in the event the Building is located in a designated flood hazard area) special extended perils ("all risk," or "special" causes of loss as such terms are used in the insurance industry), and such other insurance coverages as Lessor from time to time reasonably deems advisable.

                           8.1.3    Lessee, at Lessee's expense, shall obtain
and keep in force during the Term of this Lease the following policies of insurance:

                                    (a)      Product liability insurance (to the
extent the risks normally covered by such policy are not fully covered under the commercial general liability policy described in Section 8.1.1);

                                    (b)      Workers' compensation insurance and
any other employee benefit insurance sufficient to comply with all Laws; and

                                    (c)      With respect to making of
Alterations or the construction of improvements or the like undertaken by Lessee, contingent liability and builder's risk insurance, in an amount and with coverage reasonably satisfactory to Lessor.

                  8.2      LESSOR'S INSURANCE.

                           8.2.1    Lessor shall obtain and keep in force during
the Term of this Lease a policy of commercial general liability and property damage insurance, insuring Lessor, but not Lessee, against any liability arising out of the ownership, use, occupancy or maintenance of the Building or the Common Areas with limits of liability as are customarily carried by owners of facilities similar to the Building. It is agreed that the insurance maintained by Lessor pursuant to this Section 8.2.1 shall not be contributory with the insurance maintained by Lessee pursuant to Section 8.1.1.

                           8.2.2    Lessor shall obtain and keep in force during
the Term of this Lease a policy or policies of insurance covering first party loss or damage to the Building and the other improvements within the Premises, but not Lessee's personal property, fixtures or equipment, in an amount equal to the full replacement value thereof and subject to such terms and conditions as Lessor may deem appropriate from time to time. In addition, Lessor at its option may obtain and keep in force, during the Term of this Lease, a policy of rental value insurance covering rental payable by Lessee under this Lease, with loss payable to Lessor.

                  8.3 BLANKET POLICY. Notwithstanding anything to the contrary contained in this Lease, Lessee's obligation to carry insurance may be satisfied by coverage under a so-called "blanket policy" or policies of insurance, provided that Lessor shall be named as an additional insured per the terms of the Lease, the coverage afforded Lessor shall not be reduced or diminished from that otherwise required by this Lease, and all requirements set forth in this Lease are otherwise satisfied by such blanket policy or policies.

                  8.4 INSURANCE POLICIES. Insurance required hereunder shall be in companies holding a rating of at least A-, VIII, as set forth in the most current issue of BEST'S INSURANCE REPORTS. Lessee shall not do or permit to be done anything which shall invalidate or render unenforceable any portion of the insurance policies carried by Lessee or by Lessor. Lessee shall deliver to Lessor certificates of insurance evidencing the existence and amounts of insurance required under this Section 8 not less than seven (7) days prior to the Commencement Date of this Lease. No such policy shall be cancelable or subject to reduction of coverage except after thirty (30) days' prior written notice to Lessor. Lessee shall, at least thirty (30) days prior to the expiration of such policies, furnish Lessor with certificates of insurance, renewals, "binders" or new policies evidencing the insurance to be maintained by Lessee. Any failure of Lessor to demand or obtain any certificate, policy or other matter provided for in this Lease shall not constitute a waiver of any kind, and shall not constitute a defense for Lessee under any circumstances.

                  8.5 WAIVER OF SUBROGATION. Notwithstanding anything to the contrary herein, Lessor hereby releases Lessee, and Lessee hereby releases Lessor, and each of their respective partners, principals, members, officers, agents, subtenants, employees and servants, from any and all liability for loss, damage or injury to the property of the other in or about the Premises or the Project which is caused by or results from a peril or event or happening which is covered by insurance actually carried and in force at the time of the loss by the party sustaining such loss or required to be carried hereunder. Lessee shall give notice to all insurance carriers that the foregoing mutual waiver of subrogation is contained in this Lease, and shall obtain from such insurance carriers a waiver of the rights of subrogation.

                  8.6 INDEMNITY. (a) Except to the extent caused by the negligence or intentional misconduct or breach of this Lease by Lessor or its agents, employees or contractors, Lessee shall indemnify, defend, protect and hold harmless Lessor from and against any and all claims, losses, costs, damages, liabilities, causes of action, judgments and settlements, including attorneys' fees and costs, arising from any breach or default in the performance of any obligation to be performed by Lessee under the terms of this Lease, or arising from the negligence or willful misconduct of Lessee, or any of Lessee's agents, contractors, employees, or invitees. In the event any action or proceeding of any kind is brought against Lessor in connection with any of the foregoing matters, Lessee shall defend the same at Lessee's expense, with counsel reasonably satisfactory to Lessor, and Lessor shall cooperate with Lessee in such defense; provided, however, that Lessor shall have the right to defend itself, at Lessee's expense, with counsel of Lessor's choice and Lessee shall reimburse Lessor for all fees and costs of defense upon demand. Lessee, as a material part of the consideration to Lessor for the execution of this Lease by Lessor, hereby assumes all risk of damage to property of Lessee or of Lessee's employees, agents, customers and invitees, or injury to persons, in, upon or about the Premises or the Common Areas, arising from any cause whatsoever, except such damage or injury arising from the gross negligence or intentional misconduct or breach of this Lease by Lessor or its agents, employees or contractors.

                           (b)      Except to the extent caused by the
negligence or intentional misconduct or breach of this Lease by Lessee or its agents, employees or contractors, Lessor shall indemnify, defend, protect and hold harmless Lessee from and against any and all claims, losses, costs, damages, liabilities, causes of action, judgments and settlements, including attorneys' fees and costs, arising from any breach or default in the performance of any obligation to be performed by Lessor under the terms of this Lease, or arising from the gross negligence or willful misconduct of Lessor, or any of Lessor's agents, contractors, employees, or invitees. In the event any action or proceeding of any kind is brought against

Lessee in connection with any of the foregoing matters, Lessor shall defend the same at Lessor's expense, with counsel reasonably satisfactory to Lessee, and Lessee shall cooperate with Lessor in such defense; provided, however, that Lessee shall have the right to defend itself, at Lessor's expense, with counsel of Lessee's choice and Lessor shall reimburse Lessee for all fees and costs of defense upon demand. Notwithstanding anything to the contrary in this Lease, in no event shall Lessee or its agents, contractors, employees or invitees be deemed to be Lessor's agents, contractors or invitees under this Lease.

                  8.7 EXEMPTION OF LESSOR FROM LIABILITY. Except for the gross negligence or intentional misconduct or breach of this Lease by Lessor, its agents, employees or contractors, Lessee hereby agrees that Lessor shall not be liable for damage to the goods, wares, merchandise or other property of Lessee, Lessee's employees, agents, contractors or invitees, or any other person in or about the Premises, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, HVAC systems or equipment or lighting fixtures, or from any other cause, whether said damage or injury results from conditions arising upon the Premises, or from other sources or places and regardless of whether the cause of such damage or injury or the means of repairing the same is inaccessible to Lessee. In no event shall either of Lessor or Lessee be liable to the other, or to the other's employees, agents, contractors or invitees, under this Lease for lost profits or other consequential or speculative losses or damages claimed or incurred by the other party or the other party's employees, agents, contractors or invitees.

         9.       DAMAGE OR DESTRUCTION.

                  9.1      DEFINITIONS.

                           9.1.1    "Partial Damage" shall mean the Building is
damaged or destroyed to the extent that the cost of repair is less than fifty percent (50%) of the then fair market value of the Building and can be (based on Lessor's contractor's reasonable estimate) restored within one hundred eighty
(180) days after the occurrence of the damage or destruction.

                           9.1.2    "Total Destruction" shall mean the Building
is damaged or destroyed to the extent that the cost of repair is fifty percent (50%) or more of the then fair market value of the Building or cannot be (based on Lessor's contractor's reasonable estimate) restored within one hundred eighty
(180) days after the occurrence of the damage or destruction.

                           9.1.3    "Insured Loss" shall mean damage or
destruction which was caused by an event covered by the insurance described in
Section 8.2.2 or which would have been covered by such insurance had such insurance been carried by Lessor as required under Section 8.2.2. The fact that an Insured Loss is subject to a deductible amount shall not make the loss an uninsured loss.

                           9.1.4    "Replacement Cost" shall mean the amount of
money necessary to be spent in order to repair or rebuild the damaged area to the condition that existed immediately prior to the damage occurring.

                  9.2      PARTIAL DAMAGE.

                           9.2.1    Insured Loss: If at any time during the Term
of this Lease there is damage to the Premises which is an Insured Loss and which falls into the classification of Partial Damage, then Lessor shall, at Lessor's expense, repair such damage to the Premises, but not Lessee's fixtures or equipment, as soon as reasonably possible and this Lease shall continue in full force and effect.

                           9.2.2    Uninsured Loss: If at any time during the
Term of this Lease there is damage which is not an Insured Loss and which falls within the classification of Partial Damage, Lessor may at Lessor's option either (a) repair such damage as soon as reasonably possible at Lessor's expense, in which event this Lease shall continue in full force and effect, or
(b) give written notice to Lessee within sixty (60) days after the date of the occurrence of such damage of Lessor's intention to cancel and terminate this Lease as of the date of the occurrence of such damage. Notwithstanding the foregoing, Lessor shall not have the right to terminate this Lease under this
Section 9.2.2 if (i) repair or restoration would cost less than five percent (5%) of the fair market value of the Building or (ii) Lessee agrees to pay any uninsured amount in excess thereof.

                  9.3 TOTAL DESTRUCTION. If at any time during the Term of this Lease t here is damage, whether or not it is an Insured Loss, which falls into the classifications of Total Destruction, then either of Lessor or Lessee may give written notice to the other within sixty (60) days after the date of occurrence of such damage of its intention to cancel and terminate this Lease, in which case this Lease shall be canceled and terminated as of the date of the occurrence of such damage. If this Lease is not canceled or terminated as aforesaid, Lessor shall repair such damage or destruction to the Premises, but not Lessee's fixtures or equipment, as soon as reasonably possible at Lessor's expense, and this Lease shall continue in full force and effect.

                  9.4 ABATEMENT OF RENT; LESSEE'S REMEDIES. In the event Lessor repairs or restores the Premises pursuant to the provisions of this
Section 9, the Base Rent and Operating Expenses payable hereunder for the period from the date of such damage and during which such damage, repair or restoration continues shall be abated in proportion to the degree to which Lessee's use of the Premises is impaired. Except for abatement of Base Rent and Additional Rent, if any, Lessee shall have no claim against Lessor for any damage suffered by reason of any such damage, destruction, repair or restoration.

                  9.5 TERMINATION - ADVANCE PAYMENTS. Upon termination of this Lease pursuant to this Section 9, an equitable adjustment shall be made concerning advance rent and any advance payments made by Lessee to Lessor.

                  9.6 WAIVER. Lessor and Lessee waive the provisions of any Laws relating to termination of leases in the event of damage or destruction of the leased property, and agree that the rights and obligations of the parties in such event shall be solely governed by the terms of this Lease.

                  9.7 LESSEE'S PROPERTY. Notwithstanding anything in this Lease to the contrary, Lessor shall have no obligation to rebuild or restore Lessee's trade fixtures, equipment or merchandise.

                  9.8 NOTICE OF DAMAGE. Lessee shall notify Lessor within five (5) days after the occurrence thereof of any damage to all or any portion of the Premises. In no event shall Lessor have any obligation to repair or restore the Premises pursuant to this Section 9 prior to receipt of notice hereunder. Within thirty (30) days after Lessee notifies Lessor in writing of the occurrence of damage to the Premises as the result of a casualty, Lessor will use commercially reasonable efforts to provide Lessee with Lessor's contractor's estimate of the time required to repair and restore the Premises and the cost of such repair and restoration. If necessary, the time period within which Lessee may exercise its termination right under Section 9.3 shall be extended to the date that is ten (10) days after Lessor's delivery of the contractor's estimate to Lessee.

                  9.9 REPLACEMENT COST. The reasonable determination in good faith by Lessor of the estimated cost of repair of any damage, or of the replacement cost, shall be conclusive for purposes of this Section 9.

                  9.10 LESSEE'S ADDITIONAL RIGHT TO TERMINATE. In the event Lessor elects or is required to repair or restore the Premises hereunder and fails to substantially complete restoration by the date that is forty-five (45) days after the date scheduled for completion (which date shall be extended by one (1) day for each day that such substantial completion is delayed due to delay caused by Lessee or force majeure, provided Lessor notifies Lessee within three (3) business days of the occurrence of such a Lessee delay or ten (10) business days of the occurrence of such of a force majeure event), Lessee shall have the right, exercisable by notice to Lessor given by the ten (10) days following such date, to terminate this Lease, and this Lease shall be deemed terminated as of the date of such notice.

                  9.11 RIGHT TO TERMINATE LEASE AT END OF TERM. If at any time during the last six (6) months of the Term of this Lease there is damage or destruction to the Premises resulting from a casualty, whether or not it is an Insured Loss, either party shall have the right, exercisable by notice to the other party within thirty (30) days following the casualty, to terminate this Lease if the casualty materially adversely affects Lessee's overall operations in the Premises.

         10.      REAL PROPERTY TAXES.

                  10.1 PAYMENT OF TAXES. Lessor shall pay when due all Real Property Taxes (as defined in Section 10.2), applicable to the Project, subject to Lessee's payment of a portion of the cost thereof pursuant to Section 4.3.

                  10.2 DEFINITION OF "REAL PROPERTY TAXES". As used herein, the term "Real Property Taxes" shall include any form of tax, levy or assessment, general, special, ordinary or extraordinary, and any license fee, commercial rental tax, improvement bond or bonds, levy or tax imposed on the Premises or any portion thereof by any authority having the direct or indirect power to tax, including any city, county, state or federal government, or any school, agricultural, sanitary, fire, street, drainage or other improvement, benefit or service district, as against any legal or equitable interest of Lessor in the Project or in any portion thereof, as against Lessor's right to rent or other income therefrom, or as against Lessor's leasing the Premises. The term "Real Property Taxes" shall also include (a) any tax, fee, levy, assessment or charge (i) in substitution of, partially or totally, any tax, fee, levy, assessment or charge hereinabove included within the definition of "Real Property Taxes," (ii) the nature of which was hereinbefore included within the definition of "Real Property Taxes," (iii) which is imposed as a result of a transfer, either partial or total, of Lessor's interest in the Project or which is added to a tax or charge hereinbefore included within the definition of "Real Property Taxes" by reason of such transfer, or (iv) which is imposed by reason of this transaction, any modifications or changes hereto, or any transfer hereof, and (b) any possessory interest or other tax, fee, levy, assessment or charge levied in lieu of any tax, fee, levy, assessment or charge hereinabove included within the definition of "Real Property Taxes" by reason of the tax exempt or other status of Lessor. Notwithstanding anything to the contrary contained in the Lease, the following shall be excluded from "Real Property Taxes" and shall be paid solely by Lessor: inheritance, estate succession, transfer, gift, franchise, or capital stock tax, or any income taxes.

                  10.3     PERSONAL PROPERTY TAXES.

                           10.3.1   Lessee shall pay prior to delinquency all
taxes assessed against and levied upon trade fixtures, furnishings, equipment, inventory and all other personal property of Lessee located in, on or about the Premises, which taxes shall be paid by Lessor. When possible, Lessee shall cause said trade fixtures, furnishings, equipment, inventory and all other personal property to be assessed and billed separately from the Real Property Taxes.

                           10.3.2   If any of Lessee's said personal property
shall be assessed with Lessor's real property, Lessee shall pay to Lessor the taxes attributable to Lessee's said personal property within ten (10) days after receipt of a written statement setting forth the taxes applicable to Lessee's personal property.

         11. UTILITIES AND SERVICES. Lessor shall provide to the Premises water, gas, primary and emergency (in computer room only) electricity, and HVAC (other than air conditioning to the warehouse area) in amounts and at times consistent with Lessor's past use of the Premises, subject to Lessee's payment of a portion of the cost thereof under Section 4.3 hereof. Lessor shall have no liability to Lessee for the interruption, discontinuance, reduction, or curtailment of any utility or service provided to the Premises, and any such interruption, discontinuance, reduction or curtailment shall not be grounds for abatement of rent under this Lease. Lessor shall also provide vehicular security patrol of the Common Areas, as described on EXHIBIT E hereto. Lessor shall not be required to provide monitoring of security cameras or other safety measures. Lessee shall be solely responsible for removal of its trash, janitorial services and other services not set forth herein. Lessee hereby appoints the following person as Lessee's representative ("Lessee's Property Management Representative") to act for Lessee in all matters related to property management: Ronald Evans. All communications with respect to the provision of utilities or services or other similar property management issues are to be made by Lessee's Property Management Representative to Lessor's site services help desk (the telephone number of which is currently (847) 262-2000) or pursuant to such other reasonable procedure as Lessor may reasonably determine from time to time. Either party may change its representative at any time by written notice to the other party in compliance with the notice provisions of this Lease.

         12. ASSIGNMENT AND SUBLETTING. Lessee shall not assign, transfer, encumber, grant any concession or license or hypothecate the leasehold estate under this Lease, or any interest therein, and shall not sublet the Premises, or any part thereof, or any right or privilege appurtenant thereto, or suffer any other person or entity to occupy or use the Premises, or any portion thereof (a "Transfer") without, in each case, the prior written consent of Lessor, which consent may be withheld in Lessor's sole discretion. Notwithstanding the foregoing, Lessor shall not unreasonably withhold its consent to the granting of a leasehold mortgage by Lessee to a third party, institutional lender.

                  12.1 DOCUMENTATION. Prior to any Transfer which Lessee desires to make, Lessee shall provide to Lessor in writing the name and address of the proposed transferee, the balance sheet and income statement (and statement of change in financial condition) of the proposed transferee for the prior three (3) years, to the extent available, true and complete copies of all documents relating to Lessee's prospective agreement to Transfer and shall specify all consideration to be received by Lessee for such Transfer in the form of lump sum payments, installments of rent, or otherwise, and such other information as Lessor shall reasonably request in connection with the proposed Transfer within thirty (30) days following receipt by Lessor of Lessee's proposal to Transfer. For purpose of this Section 12.1, the term "consideration" shall include, without limitation, all monies or other consideration of any kind, including, but not limited to, bonus money, and payments (in excess of book value thereof) for Lessee's fixtures, equipment or furniture. Within fifteen (15) business days after the receipt of such documentation and other information, Lessor shall notify Lessee in writing that Lessor either (a) consents to the proposed Transfer subject to the terms and conditions hereinafter set forth, or (b) refuses such consent. Failure by Lessor timely to give such notice shall be deemed a denial of consent.

                  12.2 TERMS AND CONDITIONS. As a condition to Lessor granting its consent to any Transfer, (a) Lessor may require that Lessor receive fifty percent (50%) of the amount by which all consideration to be received by Lessee in connection with said Transfer, less any reasonable, third party costs to effectuate such Transfer, exceeds the Base Rent payable by Lessee to Lessor for the period of such Transfer (the "Bonus Rent"), (b) while an Event of Default exists, Lessor may require that the proposed transferee make all rent payments under the Transfer directly to Lessor, (c) Lessee and the proposed transferee must demonstrate to Lessor's reasonable satisfaction that the transferee is financially responsible and capable of performing the obligations imposed under this Lease or the sublease, as applicable, and (d) that proposed use of the Premises is permitted under the provisions of this Lease. The parties acknowledge that in connection with any subletting of the Premises, Lessee may agree to provide a sublessee with certain services such as telephone answering and receptionist services, and the parties agree the fair market value for such services shall not constitute Bonus Rent. Each Transfer agreement to which Lessor has consented shall be an instrument in writing in form reasonably satisfactory to Lessor, and shall be executed by both Lessee and the transferee, as the case may be. Each such Transfer agreement shall recite that it is and shall be subject and subordinate to the provisions to this Lease, that the transferee accepts such Transfer and agrees to perform all of the obligations of Lessee hereunder (in the case of an assignment), and that the termination of this Lease shall, at Lessor's sole election, constitute a termination of every such Transfer. In the event Lessor shall consent to a Transfer, Lessee shall nonetheless remain primarily liable for all obligations and liabilities of Lessee under this Lease, including but not limited to the payment of rent. No Transfer shall relieve any guarantor of this Lease. Lessee agrees to reimburse Lessor upon demand for reasonable attorneys' fees and costs incurred by Lessor in connection with the negotiation, review and documentation of any such requested Transfer.

                  12.3 PARTNERSHIP. In the event this Lease is assigned to a partnership, a transfer or transfers, voluntary or involuntary, which in the aggregate consists of a majority interest or any general partner interest in the partnership, or the dissolution of the partnership, shall be deemed a Transfer requiring Lessor's prior written consent.

                  12.4 CORPORATION. If Lessee is a corporation, any dissolution, merger, consolidation, or other reorganization of Lessee, or the transfer, of a controlling percentage of the capital stock of Lessee, or the sale or series of sales within any twelve (12) month period of all or substantially all of Lessee's assets located in, on, or about the Premises, shall be deemed a Transfer. The phrase "controlling percentage" means the ownership of, and the right to vote, stock possessing twenty-five percent (25%) or more of the total combined voting power of all classes of Lessee's capital stock issued, outstanding and entitled to vote for the election directors. The provisions of this paragraph shall not apply to the transfer of the shares of Lessee through a national securities exchange, provided that such transfer is not effected for the purpose of obtaining effective control of Lessee or for the purpose of obtaining a controlling percentage of the shares of Lessee.

                  12.5 LESSOR'S REMEDIES. Any Transfer without Lessor's prior written consent shall at Lessor's election be void, and shall constitute a violation of this Lease. The consent by Lessor to any Transfer shall not constitute a waiver of the provisions of this Section 12, including the requirement of Lessor's prior written consent, with respect to any subsequent Transfer. If Lessee shall purport to Transfer, without Lessor's prior written consent or without complying with the provisions of this Section, Lessor may collect rent from the person or persons then or thereafter occupying the Premises and apply the net amount collected against the rent reserved in this Lease, but such collection shall not be deemed a waiver of Lessor's rights and remedies under this Section 12, or the acceptance of any such purported transferee, or a release of Lessee from the further performance by Lessee of covenants set forth in this Lease, or a release of any guarantor of this Lease.

                  12.6 PERMITTED TRANSFERS. Notwithstanding anything to the contrary contained in this Section 12, a Transfer (a) to an entity which controls, is controlled by or is under common control with Lessee or (b) by operation of law or otherwise in connection with a merger, consolidation, reorganization, stock or asset sale or similar transaction shall not require Lessor's consent so long as such transferee or the surviving entity (i) shall have at least as good a net worth as Lessee as of the date the Asset Purchase Agreement was executed; and (ii) does not include the following competitors of
Lessor: Cisco Systems, Nortel Networks, Cabletron or Lucent. Lessee shall give Lessor not less than ten (10) days' prior written notice of any transaction permitted under this Section 12.6, including the identity of the parties involved, their relationship and such other information as Lessor may reasonably request to evidence compliance with the requirements of this Section 12.6.

         13.      DEFAULT; REMEDIES.

                  13.1 DEFAULT. The occurrence of any one or more of the following events shall constitute a default of this Lease by Lessee (an "Event of Default"):

                           13.1.1   The failure by Lessee to make any payment of
rent or any other payment required to be made by Lessee hereunder, as and when due, where such failure shall continue for a period of five (5) days after written notice thereof from Lessor to Lessee.

                           13.1.2   Except as otherwise provided in this Lease,
the failure by Lessee to observe or perform any of the covenants, conditions or provisions of this Lease to be observed or performed by Lessee, other than described in Section 13.1.1 above, where such failure shall continue for a period of thirty (30) days after written notice thereof from Lessor to Lessee; provided, however, that if the nature of Lessee's noncompliance is such that more than thirty (30) days are reasonably required for its cure, then Lessee shall not be deemed to be in default if Lessee commenced such cure within said thirty (30) day period and thereafter diligently prosecutes such cure to completion.

                           13.1.3   (a) The making by Lessee of any general
arrangement or general assignment for the benefit of creditors; (b) Lessee becomes a "debtor" as defined in 11 U.S.C. Section 101 or any successor statute thereto (unless, in the case of a petition filed against Lessee, the same is dismissed within sixty (60) days); (c) the appointment of a trustee or receiver to take possession of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, where possession is not restored to Lessee within thirty (30) days; (d) the attachment, execution or other judicial seizure of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, where such seizure is not discharged within thirty (30) days or the date of any sooner sale of any of such assets; or
(e) Lessee shall not pay its debts as they become due.

                  13.2 REMEDIES. Upon an Event of Default, Lessor may at any time thereafter, with or without notice or demand and without limiting Lessor in the exercise of any right or remedy which Lessor may have by reason of such default:

                           13.2.1   Terminate Lessee's right to possession of
the Premises by any lawful means, in which case this Lease and the Term hereof shall terminate and Lessee shall immediately surrender possession of the Premises to Lessor. In such event, Lessor shall be entitled to recover from
Lessee:

                                    (a)      the worth at the time of award of
the unpaid rent which had been earned at the time of termination of this Lease;

                                    (b)      the worth at the time of award of
the amount by which the unpaid rent which would have been earned after termination of the Lease until the time of award exceeds the amount of rental loss that Lessee proves could have been reasonably avoided;

                                    (c)      the worth at the time of award of
the amount by which the unpaid rent for the balance of the Term after the time of award exceeds the amount of rental loss that Lessee proves could be reasonably avoided; and

                                    (d)      any other amount necessary to
compensate Lessor for all detriment proximately caused by Lessee's default including, but not limited to, the cost of recovering possession of the Premises, reasonable expenses of reletting, to the extent allocable to the remainder of the Term hereof, including renovation and alteration of the Premises, reasonable attorneys' fees and any real estate commission incurred in reletting the Premises.

         In Sections 13.2.1(a) and 13.2.1(b), the "worth at the time of award" shall be calculated using the interest rate set forth in Section 19. As used in
Section 13.2.1(c), the phrase "worth at the time of award" shall be computed by discounting such amount by the discount rate of the Federal Reserve Bank of Chicago at the time of the award plus one percent (1%).

                           13.2.2   Maintain Lessee's right to possession in
which case this Lease shall continue in effect whether or not Lessee shall have vacated or abandoned the Premises. In such event, Lessor shall be entitled to enforce all of Lessor's rights and remedies under this Lease, including the right to recover the rent as it becomes due hereunder. No action by Lessor shall be deemed a termination of this Lease except written notice by Lessor delivered to Lessee expressly declaring a termination of this Lease. If Lessor maintains Lessee's right to possession, Lessor may thereafter elect to terminate this Lease.

                           13.2.3   Terminate this Lease and, in addition to any
recoveries Lessor may seek under Section 13.2.1, bring an action to reenter and regain possession of the Premises in the manner provided by the Laws of unlawful detainer of the State of Illinois then in effect.

                           13.2.4   Pursue any other remedy now or hereafter
available to Lessor under the Laws or judicial decisions of the State of Illinois. Unpaid installments of rent and other unpaid monetary obligations of Lessee under the terms of this Lease shall bear interest from the date due at the interest rate set forth in Section 19 hereof.

                  13.3 DEFAULT BY LESSOR. Lessor shall not be in default unless Lessor fails to perform obligations required of Lessor within thirty (30) days after written notice by Lessee to Lessor and to the holder of any first mortgage or deed of trust encumbering the Premises whose name and address shall have theretofore been furnished to Lessee in writing, specifying wherein Lessor has failed to perform such obligation; provided, however, that if the nature of Lessor's obligation is such that more than thirty (30) days are required for performance then Lessor shall not be in default if Lessor commences performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion. In the event of a default by Lessor not cured within the period set forth above, Lessee shall be entitled to all remedies available at law or equity (except, if applicable, a right to cure the default).

                  13.4 LATE CHARGES. Lessee hereby acknowledges that late payment by Lessee to Lessor of Base Rent or other sums due hereunder will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed on Lessor by the terms of any mortgage or trust deed covering the Premises. Accordingly, if any installment of Base Rent or any other sum due from Lessee shall not be received by Lessor or Lessor's designee within five
(5) days after such amount shall be due, then, without any requirement for notice to Lessee, Lessee shall pay to Lessor a late charge equal to four percent (4%) of such overdue amount. The parties hereby agree that such charge by Lessor shall in no event constitute a waiver of Lessee's default with respect to such overdue amount, nor prevent Lessor from exercising any of the other rights and remedies granted hereunder. Notwithstanding the foregoing, Lessor shall waive such late charge once in any twelve (12) month period, provided Lessee pays any delinquent amounts within five (5) days after written notice thereof.

                  13.5 CURE. If Lessee fails to pay any sum of money due hereunder, or fails to perform any other act on its part to be performed hereunder, then Lessor may, but shall not be obligated to, after passage of any applicable notice and cure periods set forth in Section 13.1 hereof (except in the case of an emergency, in which case no cure period is required), make such payment or perform such act. All such sums paid, and all reasonable costs and expenses of performing any such act, shall be deemed Additional Rent payable by Lessee to Lessor upon demand.

         14. CONDEMNATION. If the Premises or any portion thereof are taken under the power of eminent domain, or sold under the threat of the exercise of said power (collectively, "condemnation"), this Lease shall terminate as to the part so taken as of the date the condemning authority takes title or possession, whichever first occurs. If more than thirty-three and one-third percent (33 1/3%) of the floor area of the Building, or more than thirty three and one-third percent (33 1/3%) of that portion of the Project designated as parking, is taken by condemnation, then Lessor, within ten (10) days after the condemning authority shall have taken possession, may elect to terminate this Lease as of the date the condemning authority takes such possession by written notice given to Lessee. If a portion of the Premises is taken by condemnation, such that Lessee's business in the Premises cannot reasonably be continued therein in an economically rational manner, in Lessee's reasonable judgment, then Lessee, within ten (10) days after the condemning authority shall have taken possession, may elect to terminate this Lease as of the date the condemning authority takes such possession by written notice given to Lessor. If neither Lessor and Lessee so elects to terminate this Lease, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the Base Rent and Lessee's Share shall be adjusted based on the floor area of the Building taken. Any award for the taking of all or any part of the Premises under the power of eminent domain or any payment made under threat of the exercise of such power shall be the sole property of Lessor, whether such award shall be made as compensation for diminution in value of the leasehold or for the taking of the fee, or as severance damages; provided, however, that Lessee shall be entitled to any separate award for loss of or damage to Lessee's trade fixtures and removable personal property, loss of good will, the unamortized book value or cost (whichever is less) of the improvements made to the Premises by Lessee at Lessee's sole cost and expense and relocation costs. In the event that this Lease is not terminated by reason of such condemnation and as permitted by applicable Law, Lessor shall repair any damage to the Premises caused by such condemnation, except to the extent that Lessee has been reimbursed therefor by the condemning authority. Lessor and Lessee waive the provisions of any Laws relating to termination of leases in the event of condemnation, and agree that the rights and obligations of the parties in such event shall be governed by the terms of this Lease.

         15. BROKER'S FEE. Lessor and Lessee each warrant and represent to the other that no broker or finder have been engaged or used by it in connection with this Lease or the Premises. Each party shall indemnify, defend and hold harmless the other from all claims made by any broker or finder claiming by, through or under the indemnifying party. The warranties and representations contained in this Section 15 shall survive the termination of this Lease.

         16.      ESTOPPEL CERTIFICATE.

                  16.1 Each of Lessor and Lessee shall at any time upon not less than ten (10) days' prior written notice from the other execute, acknowledge and deliver to the other a statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the date to which the rent and other charges are paid in advance, if any, (ii) acknowledging that there are not any uncured defaults on the part of the signing party or, to the signing party's actual knowledge, any uncured defaults on the part of the other party or specifying such defaults if any are claimed and (iii) acknowledging any other facts reasonably requested. Any such statement may be conclusively relied upon by the party requesting the certificate and any prospective purchaser or encumbrancer of the Premises or of the business of the requesting party to the extent of the representations contained in such statement.

                  16.2 If Lessor desires to finance, refinance, or sell the Premises or the Project, or any part thereof, Lessee hereby agrees to deliver to any lender or purchaser designated by Lessor such financial statements of Lessee as may be reasonably required by such lender or purchaser. Notwithstanding the foregoing to the contrary, if Lessee is a public company having shares that trade on a national securities exchange, Lessee shall only be required to deliver such financial statements that are otherwise available to the public. Such statements shall include the past three (3) years' financial statements of Lessee, if available. All such financial statements shall be received by Lessor and such lender or purchaser in confidence and shall be used only for the purposes herein set forth.

         17. LESSOR'S LIABILITY. The term "Lessor" as used herein shall mean only the owner or owners, at the time in question, of the fee title or a lessee's interest in an underlying lease of the Premises, and in the event of any transfer of such title or interest, the Lessor herein named (and in case of any subsequent transfers, then the grantor) shall be relieved from and after the date of such transfer of all liability as respects Lessor's obligations thereafter to be performed by Lessor under this Lease, provided that any funds held by Lessor or the then transferor at the time of such transfer under the provisions of this Lease shall be delivered to the transferee and that such transferee assumes in full the obligations of the "Lessor" under this Lease which are to be performed from and after the effective date of the transfer. The obligations contained in this Lease to be performed by Lessor shall, subject as aforesaid, be binding on Lessor's successors and assigns, only during their respective periods of ownership. Notwithstanding any provision of this Lease to the contrary, Lessor's liability under this Lease shall be limited to the lesser of Five Million Dollars ($5,000,000) and Lessor's interest in the Project (including, but not limited to, insurance and condemnation proceeds and any proceeds derived from the sale of the Project or any portion of the Project), subject to the prior rights of any mortgagee or holder of a deed of trust encumbering the Project or any portion thereof and subject to any lessor's rights under a leasehold interest in the Project or any part thereof, if any, for the collection of any judgment (or other judicial process) requiring the payment of money by Lessor in the event of any default by Lessor with respect to any of the terms, covenants and conditions of this Lease to be observed or performed by Lessor, and no other asset of Lessor shall be subject to any levy, execution or other process for the satisfaction of Lessee's remedies under this Lease. No officer, director, administrator, employee, agent, or attorney of Lessor shall be personally liable for any default of Lessor under this Lease.

         18. SEVERABILITY. The invalidity of any provision of this Lease as determined by a court of competent jurisdiction shall in no way affect the validity of any other provision hereof.

         19. INTEREST ON PAST-DUE OBLIGATIONS. Any amount due to Lessor not paid within thirty (30) days of when due shall bear interest at the lesser of a floating rate equal to the "prime" or "reference" rate of Bank of America, N.T. & S.A., in effect from time to time plus two percent (2%), or the maximum rate than allowable by Law, from the date such amount is due until such amount is received by Lessor. Payment of such interest shall not excuse or cure any default by Lessee under this Lease; provided, however, that interest shall not be payable on late charges incurred by Lessee.

         20. TIME OF ESSENCE. Time is of the essence with respect to the obligations to be performed under this Lease.

         21. INCORPORATION OF PRIOR AGREEMENTS; AMENDMENTS. This Lease and the Asset Purchase Agreement contain all agreements of the parties with respect to the leasing of the Premises. No prior or contemporaneous agreement or understanding pertaining to any such matter shall be effective. This Lease may be modified in writing only, signed by the parties in interest at the time of the modification. Except as otherwise stated in this Lease, Lessee hereby acknowledges that neither Lessor nor any employee or agents of any of said persons has made any oral or written warranties or representations to Lessee relative to the terms of this Lease or the condition or use by Lessee of the Premises.

         22. NOTICES. Any notice required or permitted to be given hereunder shall be in writing and may be given by personal delivery, overnight courier or certified mail and if so given, shall be deemed sufficiently given if addressed to Lessee or to Lessor at the address noted below the signature of the respective parties, as the case may be. Either party may by notice to the other specify a different address for notice purposes. A copy of all notices required or permitted to be given to Lessor hereunder shall be concurrently transmitted to such party or parties at all such addresses as Lessor may from time to time hereafter designate by notice to Lessee. Notice shall be deemed effective upon receipt or refusal of receipt as shown on the return receipt.

         23. WAIVERS. No waiver by Lessor of any provision hereof shall be deemed a waiver of any other provision hereof or of any subsequent breach by Lessee of the same or any other provision. Lessor's consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining of Lessor's consent to or approval of any subsequent act by Lessee. The acceptance of rent hereunder by Lessor shall not be a waiver of any preceding breach of Lessee of any provision hereof, other than the failure of Lessee to pay the particular rent so accepted, regardless of Lessor's knowledge or such preceding breach at the time of acceptance of such rent.

         24. RECORDING. This Lease shall not be recorded by either Lessor or Lessee, but each agrees upon request of the other to execute and deliver a memorandum of lease stating the term hereof and describing the Premises (which the requesting party may record in the applicable public records).

         25. HOLDING OVER. If Lessee, without Lessor's consent, remains in possession of the Premises or any part thereof after the expiration of the Term hereof, such occupancy shall be a tenancy at sufferance only upon all the provisions of this Lease pertaining to the obligations of Lessee, except that Base Rent shall be increased to an amount equal to two hundred percent (200%) of the greater of (i) fair market rent for the Premises or (ii) the Base Rent paid during the last month of the Term, and an[nb]y other sums due hereunder shall be due and payable in the amount and at the time specified in this Lease. Lessee shall indemnify, defend, protect and hold harmless Lessor from and against any and all losses, costs, liabilities, claims, and damages as a result of such holding over, including related to any succeeding lessee or due to business interruption, lost profits or operational inefficiencies related to Lessor's own operations, as the result of the failure of Lessee to surrender the Premises in the condition required by this Lease upon the expiration or sooner termination of the Term of this Lease.

         26. CUMULATIVE REMEDIES. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

         27. FURNITURE. During the Term, Lessee shall have the right, at no additional charge, to use the furniture and equipment located in the Premises and listed on EXHIBIT F hereto (the "Furniture"). Lessee shall maintain the Furniture in good order and repair, and shall not remove the Furniture from the Premises. Lessee shall surrender the Furniture in the same condition as received, reasonable wear and tear excepted, on the expiration of the Lease or the earlier termination of the Term.

         28. BINDING EFFECT; CHOICE OF LAW. Subject to any provision hereof restricting assignment or subletting by Lessee and subject to the provisions of Section 17, this Lease shall bind the parties, their personal representatives, successors and assigns. This Lease shall be governed by the Laws of the State of Illinois and any litigation concerning this Lease between the parties hereto shall be initiated in the County of Cook, Illinois.

         29.      SUBORDINATION.

                  29.1 Provided Lessee receives a nondisturbance agreement in commercially reasonable form, this Lease and the rights of Lessee hereunder, shall be subordinate to any ground lease, mortgage, deed of trust, or any other hypothecation or security now or hereafter placed upon the Project or any portion thereof and to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements and extensions thereof. Notwithstanding such subordination, Lessee's right to quiet possession of the Premises shall not be disturbed if Lessee is not in default beyond any applicable notice and cure period and so long as Lessee shall pay the rent and observe and perform all of the terms and provisions of this Lease within applicable notice and cure periods, unless this Lease is otherwise terminated pursuant to its terms. If any mortgagee, trustee or ground lessor shall elect to have this Lease prior or superior to the lien of its mortgage, deed of trust or ground lease, and shall give written notice thereof to Lessee, this Lease shall be deemed prior to such mortgage, deed of trust or ground lease, whether this Lease is dated prior to or subsequent to the date of said mortgage, deed of trust or ground lease or the date of recording thereof.

                  29.2 Lessee agrees to execute any documents required to effectuate an attornment, a subordination or to make this Lease prior to the lien of any mortgage, deed of trust or ground lease, as the case may be; provided that any holder of any mortgage, deed of trust or similar security instrument or any ground lessor shall agree in writing that in the event any mortgage, deed of trust or security instrument is foreclosed or a conveyance in lieu of foreclosure is made, or any ground lease or underlying lease terminates, Lessee's quiet enjoyment and possession of the Premises and other rights under this Lease shall not be disturbed so long as Lessee is not in default under the terms and provisions of this Lease beyond any applicable notice and cure period and subject to any standard exclusions to Lessee's rights under the Lease which any holder or any ground lessor may require in such writing. Notwithstanding the foregoing, as a condition to Lessee's obligation to subordinate its leasehold interest to a ground lease or instrument of security, Lessor shall obtain from any such ground lessors or lenders such a recognition agreement.

         30.      HAZARDOUS MATERIALS.

                  30.1 USE OF HAZARDOUS MATERIALS. During the Term of this Lease, Lessee shall not generate, handle, place, store, or use, or permit (either knowingly or as the result of the negligence of Lessee) its agents, employees, contractors or invitees to generate, handle, store, dispose or use Hazardous Materials (defined below) in, on, about, or under the Premises or the Project, in violation of any Law. Lessee shall not, and shall not permit its agents, employees, contractors or invitees to, dispose of, discharge or release any Hazardous Materials in, on or about the Premises or the Project or any adjoining property, or into the air above, or the ground or groundwater below, the Premises or the Project or any adjoining property in violation of any Laws. Lessee's use of Hazardous Materials at the Premises shall conform to standards and practices at least as prudent as those currently observed by Lessor at the Premises.

                  30.2 INDEMNIFICATION. Lessee hereby indemnifies, and agrees to protect, defend and hold Lessor harmless from and against all liability, costs, claims, judgments, fines, penalties, sanctions, losses, demands, causes of action, proceedings or hearings, including Lessor's reasonable attorneys' fees, court costs, and the costs of clean up and remediation arising out of or relating to Lessee's or its agents', employees', contractors' or invitees' generation, handling, placement, discharge, release, storage, disposal, or use of Hazardous Materials on or about the Premises or the Project during the Term of this Lease. Lessee's indemnification obligations in the previous sentence shall include, but not be limited to, for (a) all losses in or reductions to rental income or value of the Premises and/or the Project resulting from the discharge, release, or disposal of Hazardous Materials on or about the Premises or the Project by Lessee or its agents, employees, contractors or invitees during the Term of this Lease; (b) all costs of cleanup or other alterations to the Premises or the Project necessitated by the generation, handling, placement, discharge, release, storage, disposal, or use of Hazardous Materials by Lessee or its agents, employees, contractors or invitees on or about the Premises or the Project during the Term of this Lease, including, but not limited to, all civil and criminal fines, penalties and sanctions; and (c) all reasonable attorneys' fees and court costs incurred by Lessor in connection with the discharge, release, or disposal of Hazardous Materials by Lessee or its agents, employees, contractors or invitees on or about the Premises or the Project during the Term of this Lease. Lessee shall, with the approval of Lessor, which shall not be unreasonably withheld or delayed, perform (consistent with commercial/industrial standards) any and all clean-up, remediation, or other action required by an governmental agency or entity to the extent arising out of the generation, handling, placement, discharge, release, storage, disposal or use of Hazardous Materials by Lessee or its agents, employees, contractors or invitees in, on or about the Premises or Project or any adjoining property.

                  30.3 HAZARDOUS MATERIALS DOCUMENTS. Prior to making any material modifications in Lessor's current Hazardous Materials management practice or usage at the Premises, Lessee shall deliver to Lessor in writing (a) a list of all Hazardous Materials which Lessee proposes to generate, handle, store, dispose of, or otherwise use in, on or about the Premises, including the proposed quantities of each Hazardous Material, the proposed location for the storage of each Hazardous Material and the proposed method for storage and security of each Hazardous Material, (b) copies of all governmental permits, authorizations, approvals and consents required with respect to the proposed generation, handling, storage, or use of Hazardous Materials by Lessee in, on or about the Premises, or the disposal of Hazardous Materials by Lessee, (c) any Hazardous Materials management plan required to be prepared by Lessee with respect to Lessee's generation, handling, storage, or use of Hazardous Materials in, on or about the Premises, or the disposal of Hazardous Materials by Lessee, and (d) the methods proposed by Lessee for the transportation and disposal of Hazardous Materials generated, handled, stored, or used (or the wastes or by-products of Lessee's operations) in, on or about the Premises, including the names, addresses and telephone numbers of the licensed transportation and disposal contractors proposed to be used by Lessee. Lessee shall give Lessor written notice, and obtain Lessor's approval, which shall not be unreasonably withheld, conditioned or delayed, prior to bringing onto the Premises any Hazardous Materials which are not listed on the list of Hazardous Materials previously provided to Lessor or prior to materially increasing the quantity of any Hazardous Materials generated, handled, stored or used in, on or about the Premises, together with the additional information described above.
Lessee shall provide to Lessor updated information regarding any changes to Lessee's generation, handling, storage, disposal, and use of Hazardous
Materials upon the written request of Lessor.

                  30.4 NOTICES. Either party shall promptly after receipt thereof deliver to the other party a copy of any notice received by such party from any governmental agency or entity proposing or threatening remedial action or alleging a violation of any Law relating to the physical or environmental condition of the Premises including, but not limited to, any alleged generation, handling, placement, discharge, release, storage, disposal, or use of Hazardous Materials in, on or about the Premises, the Project or any adjoining property.

                  30.5 ENVIRONMENTAL ASSESSMENTS. Lessee shall have the right to review all related environmental information reasonably available to Lessor or its consultants and perform a "Phase 1" environmental assessment of the Building. Lessee shall not perform any soil, groundwater or other testing or invasive procedures without Lessor's consent, which may be withheld in Lessor's sole discretion (unless such testing or invasive procedure is reasonably necessary to allow Lessee to make Alterations or Installations in, on, or about the Premises pursuant to the provisions of this Lease or as required by applicable Laws, in which case Lessor's consent shall not be unreasonably conditioned, withheld or delayed). Any such assessments shall be performed pursuant to a plan approved by Lessor. Lessor shall have the right to have Lessor's environmental consultant inspect the Premises upon prior notice as provided in Section 32 ("Environmental Inspection"). In the event such Environmental Inspection determines that Lessee has caused a release of Hazardous Materials in violation of applicable Laws, or contamination of the Premises or Project which could reasonably require remediation under applicable Laws, Lessee shall reimburse to Lessor the reasonable cost charged by such environmental consultant in performing the Environmental Inspection. The results of any environmental assessments performed by either party hereunder shall be held confidential (except as may be required by Law).

                  30.6 DEFINITION. As used herein, the term "Hazardous Materials" means any substance, material, waste, chemical, mixture or compound which: (a) is flammable, ignitable, radioactive, hazardous, toxic, corrosive or reactive, and which is regulated because of such a characteristic under Law or by a public entity, (b) is a "Hazardous Substance" as defined or listed under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 (CERCLA), or any regulations promulgated thereunder, as amended, (c) is crude oil, petroleum, natural gas, or distillates or fractions thereof, and/or (d) damages or threatens to damage health, safety, or the environment, or is required by any Law or public entity to be remediated, including remediation which such Law or public entity requires in order for property to be put to any lawful purpose.

         31. ATTORNEYS' FEES. In the event of any dispute between the parties arising under this Lease, or the breach of any covenant or condition under this Lease, then the prevailing party shall be entitled to have and recover from the party not so prevailing, the prevailing party's reasonable costs and reasonable attorneys' fees incurred in any dispute, collection or attempted collection, negotiation relative to the obligations contained herein, or action or proceeding brought to enforce this Lease, whether such costs and fees are incurred in taking any action under this Lease or in any judicial proceeding (including appellate proceeding). "Prevailing party" for the purposes of this Section 31 shall include, without limitation, the party who receives from the other party the sums allegedly due, performance of the covenants allegedly breached, consideration substantially equal to that which was demanded, or substantially the relief or consideration sought, whether or not any judicial proceeding is commenced or prosecuted to final judgment, or a party who dismisses a judicial action in return for substantially the performance or relief sought or in the payment of the sums allegedly due.

         32. LESSOR'S ACCESS. Upon not less than twenty-four (24) hours' prior notice to Lessee, except in the event of an emergency in which event no notice shall be required, Lessor and Lessor's agents shall have the right to enter the Premises at all reasonable times for the purpose of inspecting the same, showing the same to prospective purchasers, lenders, or lessees, and making such alterations, repairs, improvements or additions to the Premises of which they are part as Lessor may deem reasonably necessary or desirable. Lessor may place on or about the Premises any ordinary "For Sale" or "For Lease" signs (provided, Lessor shall only place "For Lease" signs on the Premises during the last six (6) months of the Term or during any period after an Event of Default has occurred). All reasonable activities of Lessor pursuant to this paragraph shall be without abatement of rent, nor shall Lessor have any liability to Lessee for the same. In the event of an emergency, Lessor and Lessor's agents shall have the right to enter upon the Premises by any means including, but not limited to, forcible entry. In exercising such right of entry, Lessor shall use reasonable efforts to minimize any interference with the business operations of Lessee on the Premises occasioned by any such entry and shall comply with Lessee's reasonable security measures, including measures intended to preserve the confidentiality obligations of Lessee to its customers.

         33. SIGNS. Lessee, at its sole cost and expense, may place a reasonable monument sign close to Lessee's main entrance and reasonable directional signs on the Project, subject to the approval of the applicable governmental authorities and Lessor's reasonable approval. Under no circumstances shall Lessee place a sign on any roof of the Building. All of Lessee's signs shall comply with the requirements of the covenants, conditions and restrictions of record and the requirements of the applicable governmental authorities. All sign(s) shall be removed by Lessee and the Project restored, at the sole cost and expense of Lessee, upon the expiration or sooner termination of the Term of this Lease.

         34. MERGER. The voluntary or other surrender of this Lease by Lessee or a mutual cancellation thereof, or a termination by Lessor, shall not work a merger, and shall, at the option of Lessor, terminate all or any existing subtenancies or may, at the option of Lessor, operate as an assignment to Lessor of any or all of such subtenancies. If the fee and leasehold estate are both held by Lessee, that would not result in a merger of those estates.

         35. EASEMENTS. Lessor reserves to itself the right, from time to time, to grant such easements, rights and dedications that Lessor deems necessary or desirable, and to cause the recordation of parcel maps and restrictions, so long as such easements, rights, dedications, maps and restrictions do not materially interfere with the use or access to of the Premises by Lessee as permitted under this Lease or materially increase Lessee's obligations or decrease Lessee's rights hereunder.

         36. AUTHORITY. If either party is a corporation, trust, or general or limited partnership, such entity represents and warrants that the individual executing this Lease on its behalf is duly authorized to execute and deliver this Lease on behalf of said entity.

         37. OFFER. Preparation of this Lease by Lessor or Lessor's agent and submission of same to Lessee shall not be deemed an offer to lease. This Lease shall become binding upon Lessor and Lessee only when fully executed and delivered by Lessor and Lessee.

   Confidential Materials omitted and filed with the Securities and Exchange
                    Commission. Asterisks denote omissions.


         38. INTERPRETATION. This Lease has been reviewed by both parties and their respective legal counsel and this Lease shall be construed as a whole according to its fair meaning, and not strictly for or against either Lessor or Lessee. Whenever this Lease requires an approval, consent, selection or judgment by either Lessor or Lessee, unless another standard is expressly set forth, such approval, consent, selection or judgment and any conditions imposed thereby shall be reasonable and shall not be unreasonably withheld or delayed.

         39. OCCUPANCY DURING COHABITATION PERIOD. Notwithstanding anything to the contrary herein, the parties acknowledge that (a) the Premises are not currently separately demised from the remainder of the Building, (b) Lessee's employees and personal property are not currently located entirely within the Premises, (c) it is the intention of the parties that Lessor perform certain Improvements (defined below) to separate the Premises from the remainder of the Building, the cost of which will be paid by the parties as described below, (d) to facilitate the construction and related separation of Lessor's and Lessee's employees, functions and operations, by the date that is set forth in the schedule attached hereto as EXHIBIT L, as reasonably updated by Lessor from time to time (the "Cohabitation Schedule"), Lessee shall move (at Lessee's sole cost, subject to the possible application of the Allowance as set forth below) its employees, personal property and equipment into the Premises and (e) until such time, Lessee will occupy the Premises and certain other portions of the Building (such other portions are referred to as the "Temporary Premises") on the terms set forth in this Section 39. Notwithstanding anything to the contrary herein, the parties agree that from the period commencing on the Commencement Date and ending on the last day of the calendar month in which the Improvements are Substantially Complete (the "Cohabitation Period"), (i) the term Premises as used herein shall instead refer to the Cohabitation Premises shown on EXHIBIT G hereto (the "Cohabitation Premises"), (ii) instead of paying Base Rent and Operating Expenses as set forth in Sections
4.1 and 4.3 hereof, Lessee shall pay Lessor as rent for the Cohabitation Premises for each month during the Cohabitation Period **** per month, on the first (1st) day of each month of the Cohabitation Period, (iii) the interior Common Areas shall refer to the common areas shown on EXHIBIT G hereto, (iv) Lessee may use the Temporary Premises only for the uses made of the Temporary Premises by Lessor prior to the Commencement Date, (v) the references in the first sentence of Section 7.3.1, Sections 9.2.2, 9.3, 9.10 and the second and third sentences of Section 14 to Premises shall not refer to the Temporary Premises and (vi) Section 27, the first two sentences of Section 7.2 and the last sentence of Section 11 shall not apply. Lessor shall notify Lessee at least five (5) business days prior to Substantial Completion of the Improvements. Lessee's failure to vacate and surrender the Temporary Premises within the later of (i) five (5) business days after the delivery of Lessor's notice or (ii) the time period in the Cohabitation Schedule shall constitute a default under this Lease and a holding over only with respect to that portion of the Temporary Premises which Lessee fails to thereby vacate as described in Section 25 hereof (excluding the last sentence of Section 25), provided however that Lessee shall not be in default for any failure to timely vacate which arises as a result of Lessor's failure to complete construction of the Improvements in a timely manner as required by the Cohabitation Schedule or to perform any of Lessor's other obligations under this Section 39. Following any vacation of any portion of the Temporary Premises as provided above, the term "Cohabitation Premises" shall no longer include such portion of the Building. During the Cohabitation Period, the following provisions shall also be applicable:

                  39.1 FURNITURE. During the Cohabitation Period, Lessee shall also have the right to use the office furniture and equipment located in the Temporary Premises as of the Commencement Date. Lessee shall maintain such furniture and equipment in good order and repair, and shall not remove such furniture or equipment from the applicable Temporary Premises. Lessee shall surrender such furniture and equipment upon Lessee's vacation of the Temporary Premises.

                  39.2 NOT DEMISED. Notwithstanding anything to the contrary herein, Lessee shall have no right to enter, and shall prevent its employees, agents, contractors, licensees and invitees from entering, portions of the Building other than the Cohabitation Premises or the Common Areas, including, without limitation, Lessor's main lobby except when escorted by an employee of Lessor or such entry is otherwise expressly authorized by Lessor. Similarly, except when escorted by an employee of Lessee or such entry is expressly authorized by Lessee, or in connection with performance of its obligations hereunder (but only to the extent necessary in connection with such performance), or as otherwise permitted in this Lease, Lessor shall have no right to enter, and shall prevent its employees, agents, contractors, licensees and invitees from entering the Cohabitation Premises. In addition to the parties' other rights and remedies hereunder, upon each unauthorized entry by Lessor's or Lessee's employees, agents, contractors, licensees or invitees, the party that failed to prevent its employee, agent, contractor, licensee or invitee from committing such unauthorized entry shall pay the other party Five Thousand Dollars ($5,000) within thirty (30) days of written demand from the other party; provided, however, such penalty shall be waived by each party the first such time an unauthorized entry occurs under this Lease. The parties hereto acknowledge that the Cohabitation Premises are not separately demised, and each party shall use commercially reasonable efforts to prevent its agents, employees, contractors, invitees or licensees from discovering or otherwise coming into contact with confidential information of the other party. If, despite such efforts, any such confidential information is discovered by a party, such party shall promptly inform the other party of such discovery, and shall hold, and use reasonable efforts to cause its employees, agents, contractors, invitees and licensees to hold, such information confidential.

                  39.3 RULES. Lessee shall comply with all reasonable rules and regulations promulgated from time to time by Lessor and provided to Lessee in writing, including, without limitation, rules relating to security and access within the Building and the Cohabitation Period Rules and Regulations attached hereto as EXHIBIT H. Lessor shall also comply with the rules and regulations in Sections A and B of EXHIBIT H attached hereto as such rules may be applicable to Lessor's use of the Building.

                  39.4 ALTERATIONS. No Alterations or Installations shall be made to the Temporary Premises without the prior written consent of Lessor, which consent shall not be unreasonably withheld or delayed. All work performed in connection with such alterations shall comply with all Laws and applicable requirements of insurance carriers, shall be performed at Lessee's sole cost in a good and workmanlike manner and shall be managed by Lessor and performed by a contractor designated by Lessor, at Lessee's sole cost. Lessee shall pay all reasonable, out of pocket, third party costs, and expenses Lessor incurs in reviewing the plans for and managing the construction of the Alterations and Installations.

                  39.5 SERVICES. Lessor shall provide to the Cohabitation Premises, as part of rent for the Cohabitation Period, janitorial service to the office and manufacturing portions of the Cohabitation Premises and electricity, water, sewer, gas (if provided on August 31, 2000) and heating, ventilating and air conditioning and other utilities to the Cohabitation Premises at the levels provided prior to the Commencement Date. Lessor shall also provide, at Lessee's cost (which costs shall be paid by Lessee within thirty (30) days of delivery of an invoice therefor) building maintenance support services to the manufacturing line. In addition, Lessor shall provide to Lessee the additional services described on EXHIBIT I hereto and Lessee shall pay Lessor for such additional services in accordance with the terms thereof. Lessor shall not, however, be liable for the interruption of any such services or utilities for causes beyond Lessor's reasonable control.

                  39.6 NON-PRODUCTION-RELATED RECEIVING. Lessee at Lessee's sole cost shall provide receiving functions for Lessor's non-production-related receiving and deliver such items to Lessor's mail room in accordance with Lessor's current standards and procedures.

                  39.7 REPAIRS. Lessee shall maintain the Cohabitation Premises in neat, orderly condition (but shall have no obligation with respect to any Building systems) and shall repair any damage to the Building caused by Lessee or its agents, employees, contractors or invitees. Lessee shall also be responsible for maintaining its own equipment. Except for obligations which are Lessee's responsibility pursuant to the preceding sentences, Lessor shall maintain the Building and the Common Areas and systems serving the Building in good, working order.

                  39.8 COMPETITORS. Lessee shall not bring into or permit any employees or representatives of Cisco Systems, Nortel Networks, Cabletron, Lucent or other company identified in writing to Lessee as a competitor of Lessor to enter the Cohabitation Premises without prior written notice to Lessor and compliance with Lessor's reasonable security measures, including being accompanied by a representative of Lessor.

         40. SEPARATION IMPROVEMENTS. Lessor shall construct the Lessor Improvements and the Lessee Improvements, as defined below. As used herein, the Lessor Improvements shall consist of (i) the construction of the demising wall, (ii) the installation of the porta-fab offices and related utilities in the east office area and (iii) the Building alterations required to relocate the RMA and Cabinet Integration areas as described on EXHIBIT J.1 hereto. As used herein, the Lessee Improvements shall consist of (a) upgrade of the east entrance lobby and installation of the landscaping and other improvements to the east entrance, including signage at such entrance, (b) the construction of the computer room and (c) the construction of the engineering laboratory as described on EXHIBIT J-2 hereto. The Lessor Improvements and the Lessee Improvements shall be referred to herein collectively as the "Improvements". The construction of the Improvements shall be performed in accordance with the terms of this section.

                  40.1 PLANS. Lessor shall select and retain such architects, space planners, and other design consultants as Lessor may elect for the Improvements. Lessor shall also select the general contractor and all subcontractors for the Improvements. The parties have agreed upon the general description of the Improvements attached hereto as EXHIBIT J (the "Approved Description").

                           (a)      On or before that date that is ten (10)
business days after the Commencement Date, Lessee shall furnish to Lessor all other information reasonably required by Lessor to complete preliminary plans for the Lessor Improvements shown on the Approved Description of the Lessor Improvements. As soon as reasonably practicable, Lessor shall prepare and deliver to Lessee for its review and approval preliminary plans for the Lessor Improvements as to the RMA and Cabinet Integration Areas which conform to the Approved Description of the Lessor Improvements as to the RMA and Cabinet Integration Areas (the "RMA Preliminary Plans"). Within five (5) business days after Lessor's delivery of the RMA Preliminary Plans, Lessee shall either approve such plans or notify Lessor in writing of its specific objections to the RMA Preliminary Plans. Lessee shall have no right to make any objections to the RMA Preliminary Plans that are inconsistent with the Approved Description of the Lessor Improvements as to the RMA and Cabinet Integration Area. If Lessee so objects, Lessor shall revise the RMA Preliminary Plans to address such objections in a manner consistent with the parameters for the Lessor Improvements set forth in this Lease and the Approved Description of the Lessor Improvements and shall resubmit such revised RMA Preliminary Plans based on such revised plans as soon as reasonably practicable to Lessee for its approval. When such revised RMA Preliminary Plans are resubmitted to Lessee, it shall either approve such plans or notify Lessor of any further objections in writing within five (5) business days after receipt thereof. If Lessee has further objections to the revised RMA Preliminary Plans, the parties shall meet and confer to develop RMA Preliminary Plans that are acceptable to both Lessor and Lessee within five (5) business days after Lessee has notified Lessor of its second set of objections. In the event Lessee and Lessor do not resolve all of Lessee's objections within such five (5) business day period, Lessor and Lessee shall immediately cause Rick Friedman and John Whyte (the "Steering Committee") to meet and confer, who shall apply the standards set forth in this Lease to resolve Lessee's objections, which process Lessor and Lessee shall cause to be completed within five (5) business days after the conclusion of the five (5) business day period referred to in the immediately preceding sentence. Lessor shall prepare detailed plans and specifications required to perform the Lessor Improvements in accordance with the Approved Description for the Lessor Improvements and the RMA Preliminary Plans. No further review or approval of Lessee shall be required with respect to the plans for the Lessor Improvements. In the event that either member of the Steering Committee is unavailable, Lessor or Lessee, as applicable, shall immediately designate another employee of comparable or greater position within the applicable organization.

                           (b)      On or before that date that is ten (10)
business days after the Commencement Date, Lessee shall furnish to Lessor all other information reasonably required by Lessor to complete preliminary plans for the Lessee Improvements shown on the Approved Description of the Lessee Improvements. As soon as reasonably practicable, after Lessee has delivered all of the required information to Lessor, Lessor shall prepare and deliver to Lessee for its review and approval preliminary plans for the Lessee Improvements which conform to the Approved Description of the Lessee Improvements (the "Lessee Improvement Preliminary Plans") and an estimate of the total cost for the Lessee Improvements. Within five (5) business days after Lessor's delivery of the Lessee Improvement Preliminary Plans, Lessee shall either approve such plans and cost estimate or notify Lessor in writing of its specific objections to the Lessee Improvement Preliminary Plans. Lessee shall have no right to make any objections to the Lessee Improvement Preliminary Plans that are inconsistent with the Approved Description of the Lessee Improvements; provided, however, Lessee shall have the right to reduce the scope of work and make changes to the finish levels, subject to Lessor's reasonable approval. If Lessee so objects, Lessor shall revise the Lessee Improvement Preliminary Plans to address such objections in a manner consistent with the parameters for the Lessee Improvements set forth in this Lease and the Approved Description of the Lessee Improvements and shall resubmit such revised Lessee Improvement Preliminary Plans and a revised cost estimate based on such revised plans as soon as reasonably practicable to Lessee for its approval. When such revised Lessee Improvement Preliminary Plans and cost estimate are resubmitted to Lessee, it shall either approve such plans or notify Lessor of any further objections in writing within five
(5) business days after receipt thereof. If Lessee has further objections to the revised Lessee Improvement Preliminary Plans, the parties shall meet and confer to develop Lessee Improvement Preliminary Plans that are acceptable to both Lessor and Lessee within five (5) business days after Lessee has notified Lessor of its second set of objections. In the event Lessee and Lessor do not resolve all of Lessee's objections within such five (5) business day period, Lessor and Lessee shall immediately cause the Steering Committee to resolve any disagreement in the manner set forth in Section 40.1(a) above.

                           (c)      Once the Lessee Improvement Preliminary
Plans have been approved by Lessor and Lessee, Lessor shall complete and submit to Lessee for its approval final working drawings for the Lessee Improvements; provided, however, Lessor shall have no right to object to the final plans to the extent they are consistent with the Lessee Improvement Preliminary Plans. Lessee shall approve the final plans for the Lessee Improvements or notify Lessor in writing of its specific objections within five (5) business days after their submission by Lessor. If Lessee properly objects, the parties shall confer and reach agreement upon final working drawings for the Lease within five (5) business days after Lessee has notified Lessor of its objections. In the event Lessee and Lessor do not resolve all of Lessee's objections within such five (5) business day period, Lessor and Lessee shall immediately cause the Steering Committee to resolve any disagreement in the manner set forth in Section 40.1(a) above. The final working drawings so approved by Lessor and Lessee (including all changes made to resolve Lessee's objections) are referred to herein as the "Lessee Improvement Final Plans".

                  40.2 CONSTRUCTION OF IMPROVEMENTS. Promptly following the Commencement Date, completion and approval (if necessary) of the plans for the Lessor Improvements or the Lessee Improvement Final Plans (collectively herein, the "Plans") and receipt of all required governmental approvals and permits, Lessor shall commence construction of the applicable Improvements and shall diligently prosecute such construction to completion. Lessor shall use diligent efforts to achieve Substantial Completion of the Improvements within five (5) months following the Commencement Date, but without any warranty or representation that such objective will be achieved and without liability if Lessor fails to achieve such objective. Both parties will use commercially reasonable efforts to complete the Improvements and related separation as quickly as reasonably practicable.

                  40.3 IMPROVEMENT COSTS. Lessor shall be solely responsible for the cost to construct the Lessor Improvements. The parties acknowledge that, as of the date of execution of the Asset Purchase Agreement, Lessor's very preliminary estimate of the Lessee Improvement Cost (defined below) is approximately One Million One Hundred Thousand Dollars ($1,100,000). Lessor shall be obligated to pay an amount equal to Eight Hundred Thousand Dollars ($800,000) for the payment of the Lessee Improvement Costs, subject to the following. If the Lessee Improvement Costs exceed Eight Hundred Thousand Dollars ($800,000), Lessee shall pay the entire amount of such excess as follows: Lessor shall reasonably estimate the amount of such excess prior to commencing construction of the Lessee Improvements and Lessee shall pay to Lessor a proportionate share of each progress payment due to the contractor or architect or for permits which bears the same relationship to the total amount of the progress payment in question as to the amount Lessee is obligated to contribute to the payment of Lessee Improvement Costs bears to the total estimated Lessee Improvement Costs; provided, however, that Lessor, not Lessee, shall be responsible for any costs to construct the Lessee Improvements in excess of one hundred fifteen percent (115%) of the difference between the final cost estimate approved by Lessee under Section 40.1(b) and the Allowance, except to the extent required due to changes requested by Lessee after the final cost estimate is approved under Section 40.1(b). Lessee shall pay Lessee's share of any progress payment to Lessor within thirty (30) days after receipt of a statement therefor from Lessor. Supporting invoices will be provided by Lessor upon request. At the time the final accounting is rendered by Lessor, there shall be an adjustment between Lessor and Lessee such that each shall only be required to contribute to the payment of Lessee Improvement Costs in accordance with the obligations set forth herein, which adjustment shall be made within thirty (30) days after Lessor notifies Lessee of the required adjustment. There shall be no rent credit or other refund or credit in the event that any portion of the Allowance is not used by Lessee as permitted hereunder. Lessee's failure to pay such amounts within such period shall be a default hereunder and (a) Lessor may (but without the obligation to do so) cease construction of the Improvements until such amounts are paid and/or advance such funds on Lessee's behalf, and Lessee shall be obligated to reimburse Lessor the amount of funds so advanced on its behalf, and (b) Lessee shall be liable for the payment of a late charge and interest in the same manner as if Lessee had failed to pay Base Rent when due. The term "Lessee Improvement Costs" means all costs incurred by Lessor in performing the Lessee Improvements, including, without limitation: (i) the amount due pursuant to the general construction contract entered into by Lessor to construct the Lessee Improvements; (ii) the cost of all governmental approvals required as a condition to the construction of the Lessee Improvements or in connection with the issuance of a building permit for the Lessee Improvements; (iii) all utility connection or use fees; and (iv) fees of architects or cost of payment and performance bonds obtained by Lessor or the general contractor to assure completion of the Lessee Improvements. To the extent that Lessee Improvement Costs are less than the Allowance, Lessee shall be entitled to use the unused portion of the Allowance to pay for actual, out of pocket costs it incurs to relocate its employees due to the interim relocations described in Section
40.8 hereof. In no event, however, shall the Allowance be used for personal property or fixtures.

                  40.4 CHANGES TO LESSEE IMPROVEMENT FINAL PLANS. Once the Lessee Improvement Final Plans have been approved by Lessor and Lessee, neither shall have the right to order extra work or change orders with respect to the construction of the Lessee Improvements without the prior written consent of the other, which consent shall not be unreasonably withheld. It shall be considered reasonable for either party to withhold consent under this Section 40 if the other party requests special materials or equipment that cannot be obtained by Lessor within the proposed construction schedule. All extra work or change orders requested by either Lessor or Lessee shall be made in writing, shall specify any added or reduced cost and/or construction time resulting therefrom and shall become effective and a part of the Lessee Improvement Final Plans once approved in writing by both parties. If a change order requested by Lessee results in an increase in the cost of constructing the Lessee Improvements, Lessee shall pay the amount of such increase caused by the change order requested by Lessee if and to the extent such change order causes the Lessee Improvement Costs to exceed the Allowance within thirty (30) days after receipt of a statement therefor from Lessor. If the parties are unable to agree upon the change within five (5) business days, they shall immediately cause the Steering Committee to resolve the disagreement in the manner set forth in Section 40.1(a) hereof.

                  40.5 SUBSTANTIAL COMPLETION. As soon as the Improvements are Substantially Completed, Lessor and Lessee shall together inspect all Improvements so completed, using reasonable efforts to discover all uncompleted or defective construction in the Improvements. After such inspection has been completed, each party shall sign an acceptance agreement which shall include a list of all "punch list" items which the parties agree are to be corrected by Lessor. Lessor shall use reasonable efforts to complete and/or repair such "punch list" items within thirty (30) days after executing the acceptance agreement. Notwithstanding anything contained herein, the Improvements shall be deemed Substantially Complete so long as the conditions described in the following sentence are met, regardless of whether Lessee completes such inspection or executes such acceptance agreement. The terms "Substantial Completion" and "Substantially Complete" shall each mean the date when all of the following have occurred with respect to the Improvements: (i) the construction of the Improvements has been substantially completed in accordance with the requirements of this Lease;
(ii) the general contractor shall have executed a certificate or statement representing that the Improvements have been substantially completed in accordance with the Plans; subject in each case only to the correction of "punch-list" items that do not materially interfere with Lessee's use or occupancy of the Premises; and (iii) Lessor shall have obtained all governmental approvals necessary to permit the use and occupancy of the Premises by Lessee for the uses permitted hereunder.

                  40.6 STANDARD OF CONSTRUCTION. Lessor shall use commercially reasonable efforts to cause the Improvements to be constructed substantially in accordance with the Plans, all restrictive covenants and all Laws, in a good and workmanlike manner. Except as set forth in Section 6.3, Lessor makes no express or implied warranty with respect to the design, construction or operation of the Improvements. Lessee shall, however, have the benefit of any construction or equipment contracts or warranties existing in favor of Lessor that would assist Lessee in correcting such defect and in discharging its obligations regarding the repair and maintenance of the Premises. Lessor shall cooperate with Lessee in enforcing such warranties and in bringing any suit that may be necessary to enforce liability; and Lessee and Lessor shall share equally all costs incurred in any such enforcement action.

                  40.7 CONSTRUCTION REPRESENTATIVE. Lessor hereby appoints the following person as Lessor's representative ("Lessor's Construction Representative") to act for Lessor in all matters related to the construction of the Improvements and the related relocations: Jeff Berta. Lessee hereby appoints the following person as Lessee's construction representative ("Lessee's Construction Representative") to act for Lessee in all matters the construction of the Improvements (including, without limitation, approvals of the Lessee Improvement Preliminary Plans and Final Plans, change orders and cost estimate) and the related relocations: Ronald Evans. Notwithstanding the foregoing, with respect to approvals of the cost estimate, Lessee Improvement Preliminary Plans and Final Plans and change orders in excess of Ten Thousand Dollars ($10,000), Lessee's Construction Representative shall deliver, together with any approvals or proposed changes thereto, the written concurrence of Lessee's member of the Steering Committee. All communications with respect to the matters covered by this section are to be made to Lessor's Construction Representative or Lessee's Construction Representative, as the case may be, in writing in compliance with the notice provisions of the Lease. Either party may change its representative at any time by written notice to the other party in compliance with the notice provisions of this Lease. Lessor shall invite Lessee's Construction Representative to attend all of Lessor's regular project team meetings with respect to the construction of the Improvements.

                  40.8 RELOCATIONS TO COMPLETE CONSTRUCTION. To the extent necessary in connection with the construction of the Improvements (including prior to construction of the Improvements), Lessor shall have the right to relocate (at Lessee's sole cost, subject to the possible use of the Allowance as described above) portions of the Cohabitation Premises to other reasonable spaces in the Building or other portions of the Cohabitation Premises after consultation with Lessee as to the timing and nature of the relocation; provided that (i) Lessor shall use commercially reasonable efforts to accomplish the construction and separation in the most efficient manner, and to minimize any relocations and any disruption to Lessee, Lessee's business and Lessee's operations at the Cohabitation Premises and
(ii) both parties will effectuate any required relocations within the time periods reasonably established by Lessor and use commercially reasonable efforts to complete the construction work and related separation as quickly as reasonably practicable. Provided Lessor has complied with the foregoing sentence, Lessee shall have no right to claim an abatement of any rentals (except in connection with a casualty) or make other claims due to such construction or relocation, except as provided in the following section and except for any damage due to the gross negligence or willful misconduct of Lessor or its representatives. During the period of such relocation, the term "Cohabitation Premises" shall include the relocated premises, and "Temporary Premises" shall include such relocated premises that will not, after the Cohabitation Period, be part of the Premises, rather than the portion of the Building from which Lessee was relocated.

         41. FINANCING MODIFICATION. If in connection with obtaining financing or entering into a synthetic lease or sale-leaseback for the Project or any portion thereof, any Lender (defined below) shall request commercially reasonable modifications to this Lease as a condition thereto such financing, Lessee shall not unreasonably withhold or delay its consent thereto, provided such modifications do not adversely affect Lessee's use of the Premises or materially increase Lessee's obligations or materially decrease Lessee's rights hereunder, and provided Lessor shall have reimbursed Lessee for Lessee's reasonable legal expenses incurred in connection therewith, up to a maximum of Five Thousand Dollars ($5,000). The term "Lender" shall mean any beneficiary, mortgagee, secured party, lessor, or other holder of any underlying lease, mortgage or deed of trust which now or hereafter affects the Project.

         42. SUPPLY AGREEMENT. If Lessee takes any action or fails to take any action, or any circumstance exists, that would permit Lessor to terminate that certain Supply Agreement dated September 30, 2000 (the "Supply Agreement") between Lessor and Lessee, as described in Section 18 of

     Confidential Materials omitted and filed with the Securities and Exchange
                     Commission. Asterisks denote omissions.

the Supply Agreement, and Lessor has rightfully terminated the Supply Agreement (which termination, in the event that Lessee disputes such termination in writing within ten (10) business days, shall be determined by a final order of a court of competent jurisdiction), (a) Base Rent hereunder shall immediately be increased to **** (b) the last two sentences of Section 4.3(d) shall no longer apply and (c) Lessee shall immediately pay Lessor the unamortized amount Lessor has expended or must expend in performing the Lessor Improvements and the Lessee Improvements (which Lessor currently estimates will be approximately Two Million Two Hundred Fifty Thousand Dollars ($2,250,000)), which amount shall be amortized on a straight line basis over the three (3) year Term of the Lease.

         43.      LEASEHOLD MORTGAGE.

                  43.1 DEFINITIONS. Any first mortgage of Lessee's leasehold estate under this Lease is hereinafter referred to as "Leasehold Mortgage." Any holder of a Leasehold Mortgage is hereinafter referred to as "Leasehold Mortgagee."

                  43.2     NOTICE TO THE LANDLORD. The provisions of this
Section 43 shall not apply in favor of Leasehold Mortgagee unless and until Leasehold Mortgagee (a) has duly recorded its mortgage in the public office where such recording may be required in order to charge third persons with knowledge thereof and (b) has given written notice to Lessor stating Leasehold Mortgagee's name and address and including a true and correct copy of the Leasehold Mortgage.

                  43.3 NOTICE TO LEASEHOLD MORTGAGEES. Lessor, upon giving Lessee any notice of default under this Lease, shall simultaneously give a copy of such notice to Leasehold Mortgagee in the same manner provided by this Lease for the giving of notices to Lessee. No notice by Lessor to Lessee shall be deemed to have been given unless and until Lessor has delivered such notice to Leasehold Mortgagee.

                  43.4 RIGHT OF LEASEHOLD MORTGAGEE TO CURE DEFAULT BY TENANT. Leasehold Mortgagee shall have the right to cure any default by Lessee for the same period after receiving notice of such default from the Lessor as Lessee has after notice to it, plus (a) ten (10) additional days as to a monetary default and (b) thirty (30) additional days as to a non-monetary default; provided, however, if the nature of such non-monetary default requires possession of the Premises to cure the default, Leasehold Mortgagee shall have an additional fifteen (15) days (for a total of forty-five (45) additional days), so long as Leasehold Mortgagee is attempting to have a receiver appointed or to foreclose upon the Premises. Lessor shall accept a cure performed within such period by Leasehold Mortgagee as though the cure had been done or performed in a timely fashion by Lessee.

                  43.5 LEASEHOLD MORTGAGEE'S OPPORTUNITY TO FORECLOSE. Lessor shall take no action to terminate this Lease without first giving Leasehold Mortgagee a notice of default as set forth above.

                  43.6 NO MODIFICATION. This Lease may not be modified without the written consent of Leasehold Mortgagee, which consent shall not be unreasonably withheld or delayed. In addition, Lessor and Lessee shall not agree to voluntarily cancel or surrender the Lease, except as permitted under the terms of this Lease, without the written consent of Leasehold Mortgagee.

                  43.7 LESSOR WAIVER/SUBORDINATION. Lessor agrees to enter into such commercially reasonable subordination agreements with respect to liens on Lessee's personal property, trade fixtures and equipment as may be requested from any lender of equipment lessor of Lessee.

                  43.8 EVENT OF DEFAULT. Notwithstanding Section 13.1.3(c) of the Lease, Leasehold Mortgagee's appointment of a receiver to take possession of substantially all of Lessee's assets located at the Premises or of Lessee's interest in the Lease shall not constitute an Event of Default.

                  43.9 ASSIGNMENT OF LEASE. If Leasehold Mortgagee forecloses under the Leasehold Mortgage, Leasehold Mortgagee shall have the right to assign the Lease as provided in Section 12, provided, however, that the phrase "may be withheld in Lessor's sole discretion" in the fifth (5th) line of Section 12 shall, as to any such assignment, be changed to "shall not be unreasonably withheld." Lessor shall be entitled to reasonably withhold consent to an assignment to an entity that Lessor reasonably considers to be a competitor.

         44. ATTACHMENTS. Attached to this Lease and made a part hereof are the following:.

                 Exhibit A - Premises, Including Common Areas

                 Exhibit B - Project, Including Lessee's Designated Parking Area

                 Exhibit C - Rules and Regulations

                 Exhibit D - Security and Safety Systems and Equipment

                 Exhibit E - Security Patrol Description

                 Exhibit F - Furniture

                 Exhibit G - Cohabitation Premises

                 Exhibit H - Cohabitation Period Rules and Regulations

                 Exhibit I - Cohabitation Period Additional Services

                 Exhibit J - Description of Separation Improvements

                 Exhibit K - Cohabitation Schedule

LESSOR AND LESSEE HAVE CAREFULLY READ AND REVIEWED THIS LEASE AND EACH TERM AND PROVISION CONTAINED HEREIN AND, BY EXECUTION OF THIS LEASE, SHOW THEIR INFORMED AND VOLUNTARY CONSENT THERETO. THE PARTIES HEREBY AGREE THAT, AT THE TIME THIS LEASE IS EXECUTED, THE TERMS OF THIS LEASE ARE COMMERCIALLY REASONABLE AND EFFECTUATE THE INTENT AND PURPOSE OF LESSOR AND LESSEE WITH RESPECT TO THE PREMISES.

         IN WITNESS WHEREOF, Lessor and Lessee have caused this Lease to be executed by their duly authorized representatives as of the day and year first above written.

LESSOR:

3COM CORPORATION, a Delaware corporation

By: /s/ Randy Heffner
   -------------------------------------
Name: Randy Heffner
     -----------------------------------
Its: Senior Vice President
    ------------------------------------
     Manufacturing Operations
    ------------------------------------

LESSOR'S ADDRESS FOR NOTICES AND RENT:

3Com Corporation
5400 Bayfront Plaza, Mail Stop 1220
Santa Clara, CA  95052
Attention:  Real Estate Department

with a copy to:

3Com Corporation
5400 Bayfront Plaza
Santa Clara, CA  95052
Attention:  Legal Department

LESSEE:

MANUFACTURERS' SERVICES SALT LAKE CITY OPERATIONS, INC., a Delaware corporation

By: /s/ John D. MacInnes
   -------------------------------------
Name: John D. MacInnes
     -----------------------------------
Its: Treasurer
    ------------------------------------

LESSEE'S ADDRESS FOR NOTICES:
c/o Manufacturers' Services Limited
-----------------------------------
300 Baker Avenue
-----------------------------------
Concord, MA 01742
-----------------------------------
Attn: Legal Department
-----------------------------------

                                   SCHEDULE 1

                          RULES FOR USE OF ACCESS CARDS

Today you are being issued a new identification badge (ID) as part of our continuous security improvements at 3Com. This badge continues to provide the visual reference that authorizes you to be within our facilities, but also serves as a "key" that will allow you access to card reader controlled doors. 3Com has installed access control technology world wide utilizing these Casi badges. This initiative is another step in keeping with Security's commitment to provide a safer and more secure work environment for our employees and visitors.

Your badge will ONLY act as a key on doors that you have been given permission to use. This badge incorporates passive, no-battery technology that merely requires that you hold the badge within six inches of the card reader to unlock the door. Although the card is designed for durability and flexibility, care should be used to prevent excessive bending or abuse that may cause damage to the card.

Each person plays a part in ensuring the overall security of our facility. As such, you have specific responsibilities that you must comply with in using this system.

1.       Do not allow others to use your card.

2. Remember to always keep your ID visibly displayed while on 3Com property.

3.       Report a lost, stolen, or damaged card immediately.

4. If a door is equipped with a card reader - use the reader to access. Do not "prop" doors open to bypass the system. Assist Security by reporting such circumstances if discovered.

5. A "Tailgater" is an individual without a badge who follows an employee in or out of a door after that employee has used their card to access a door. Tailgating is not allowed. Make sure a person who is following you is a legitimate employee wearing an ID badge.

6. Visitors, contractors, and other vendors are required to sign in and out and must be escorted while within company space at all times. Visitor badges or temporary access badges will be made available to Lessee by Lessor.

7. Facilities/Field offices are typically equipped with a sufficient supply of visitor or contractor ID / Access badges, which allow access into 3Com space during specific pre-programmed hours. These cards must be controlled, numerically registered, signed in and out, and collected at the end of the day by the receptionist.

8. Unknown persons or persons without ID badges within 3Com space should be challenged. Unescorted visitors should always be challenged and given assistance.

9. Access control activity reports will be generated and reviewed by local security & safety designates at all facilities on a regular basis.

10. Upon termination of the Cohabitation Period, all 3Com issued identification badges shall be returned to 3Com Security. A fee of fifty dollars ($50.00) will be charged for each identification badge that is not returned to 3Com Security.

                 If you experience any problems with your badge, contact Security for assistance.

                                    EXHIBIT I

                     COHABITATION PERIOD ADDITIONAL SERVICES

SECTION 1:  SERVICES

         1.1 SERVICES GENERALLY. To the extent required by Lessee, Lessor shall provide or cause to be provided to Lessee the service(s) described in SCHEDULE 1 attached hereto (the "Services"). The Services will be available only for purposes of conducting the business of Lessee substantially in the manner it was conducted prior to the Commencement Date.

         1.2 IMPRACTICABILITY. Lessor shall not be required to provide any Service to the extent the performance of such Service becomes "Impracticable" as a result of a cause or causes outside the reasonable control of Lessor including unfeasible technological requirements, or to the extent the performance of such Services would require Lessor to violate any applicable laws, rules or regulations or would result in the breach of any software license or other applicable contract.

         1.3 ADDITIONAL RESOURCES. In providing the Services, Lessor shall not be obligated to: (i) hire any additional employees; (ii) maintain the employment of any specific employee; (iii) purchase, lease or license any additional equipment or software; or (iv) pay any costs related to the transfer or conversion of Lessee's data to Lessee or any alternate supplier of Services.

SECTION 2:  COMPENSATION

         Lessee shall pay Lessor the charges set forth in SCHEDULE 1 hereto for the Services listed therein. Lessor shall bill Lessee monthly for all such charges. Such bills shall be accompanied by reasonable documentation or other reasonable explanation supporting such charges. Lessee shall pay Lessor for all Services provided hereunder within thirty (30) days after receipt of an invoice therefor.

SECTION 3:  GENERAL OBLIGATIONS; STANDARD OF CARE

         3.1 PERFORMANCE METRICS: LESSOR. Subject to Section 1.3 and any other terms and conditions hereof, Lessor shall maintain sufficient resources to perform its obligations hereunder. Lessor shall use reasonable efforts to provide Services in accordance with the policies, procedures and practices in effect before the Commencement Date and shall exercise the same care and skill as it exercises in performing similar services for itself.

         3.2 DISCLAIMER OF WARRANTIES. LESSOR MAKES NO WARRANTIES, EXPRESS, IMPLIED OR STATUTORY, INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO THE SERVICES.

         3.3 PERFORMANCE METRICS: LESSEE. Lessee shall use reasonable efforts, in connection with receiving Services, to follow the policies, procedures and practices in effect before the Commencement Date including providing information and documentation sufficient for Lessor to perform the Services as they were performed before the Commencement Date and making available, as reasonably requested by Lessor, sufficient resources and timely decisions, approvals and acceptances in order that Lessor may accomplish its obligations hereunder in a timely manner. Lessee must adhere to all reasonable policies in effect for Lessor. All events held in the Temporary Premises or the Common Area must receive the prior approval of Lessor's real estate and site services department.

         3.4 TRANSITIONAL NATURE OF SERVICES; CHANGES. The parties acknowledge the transitional nature of the Services and that Lessor may make reasonable changes from time to time in the manner of performing the Services if Lessor is making similar changes in performing similar services for itself and if Lessor furnishes to Lessee thirty (30) days written notice regarding such changes.

         3.5 RESPONSIBILITY FOR ERRORS; DELAYS. Lessor's sole responsibility to Lessee:

                  (a) for errors or omissions in Services, shall be to furnish correct information, payment and/or adjustment in the Services, at no additional cost or expense to Lessee; provided, Lessee must promptly advise Lessor of any such error or omission of which it becomes aware after having used reasonable efforts to detect any such errors or omissions in accordance with the standard of care set forth in Section 3.1; and

                  (b) for failure to deliver any Service because of Impracticability, shall be to use reasonable efforts, subject to Section 1.2, to make the Services available and/or to resume performing the Services as promptly as reasonably practicable.

         3.6 GOOD FAITH COOPERATION; CONSENTS. The parties will use good faith efforts to cooperate with each other in all matters relating to the provision and receipt of Services. Such cooperation shall include exchanging information, performing true-ups and adjustments, and obtaining all third party consents, licenses, sublicenses or approvals necessary to permit each party to perform its obligations hereunder. The costs of obtaining such third party consents, licenses, sublicenses or approvals shall be borne by Lessee. The parties will maintain in accordance with its standard document retention procedures, documentation supporting the information relevant to cost calculations contained in SCHEDULE 1 hereto and cooperate with each other in making such information available as needed in the event of a tax audit.

         3.7 ALTERNATIVES. If Lessor reasonably believes it is unable to provide any Service because of a failure to obtain necessary consents, licenses, sublicenses or approvals pursuant to Section 3.6 or because of Impracticability, the parties shall cooperate to determine the best alternative approach. Until such alternative approach is found or the problem otherwise resolved to the satisfaction of the parties, Lessor shall use reasonable efforts, subject to Section 1.2 and Section 1.3, to continue providing the Service. To the extent an agreed upon alternative approach requires payment above and beyond that which is included in Lessor's charge for the Service in question, the parties shall share equally in making any such payment unless they otherwise agree in writing.

SECTION 4:  SUBCONTRACTORS

         Lessor may engage a "subcontractor" to perform all or any portion of Lessor's duties hereunder, provided that Lessor remains responsible for the performance of such subcontractor. As used herein, "subcontractor" will mean any individual, partnership, corporation, firm, association, unincorporated organization, joint venture, trust or other entity engaged to perform hereunder.

SECTION 5:  LIMITATION OF LIABILITY

         NEITHER PARTY WILL BE LIABLE TO THE OTHER FOR ANY LOST PROFITS, LOSS OF DATA, LOSS OF USE, COST OF COVER, BUSINESS INTERRUPTION OR OTHER SPECIAL, INCIDENTAL, INDIRECT, PUNITIVE OR CONSEQUENTIAL DAMAGES, HOWEVER CAUSED, UNDER ANY THEORY OF LIABILITY, ARISING FROM THE PERFORMANCE OF, OR RELATING TO, THE SERVICES.

SECTION 6:  FORCE MAJEURE

         Each party will be excused for any failure or delay in performing any of its obligations hereunder, other than the obligations of Lessee to make certain payments to Lessor hereunder for services rendered, if such failure or delay is caused by Force Majeure. "Force Majeure" means any act of God or the public enemy, any accident, explosion, fire, storm, earthquake, flood, or any other circumstance or event beyond the reasonable control of the party relying upon such circumstance or event.

                                   SCHEDULE 1


-----------------------------------------------------------------------------------------------------------------
Service Name                                       Description
-----------------------------------------------------------------------------------------------------------------
ADDITIONAL SERVICES                                -    On-site meeting planning and support.

Meeting management and meeting support

-----------------------------------------------------------------------------------------------------------------
BASE SERVICES                                      -    Mail room  - Lessor to receive all mail for the
                                                        Building, separate Lessee's mail and deliver
Administrative management services                      Lessee's mail to Lessee's mail room or receptionist.
                                                        (Lessee will be responsible for its own postage,
                                                        incoming mail distribution and receiving.)
                                                   -    Walk Up copier impressions.
                                                   -    Coffee Center supplies.
                                                   -    Convenience Center Services.
                                                   -    Management of the Cafe (subject to payment by Lessee
                                                        and its employees for the applicable charges for the
                                                        food items purchased therein).
                                                   -    Janitorial service.
-----------------------------------------------------------------------------------------------------------------
ADDITIONAL SERVICES                                -    Catering.
                                                   -    Copy Center Services.

Administrative management services
-----------------------------------------------------------------------------------------------------------------
BASE SERVICES                                      -    First Aid Supplies.
                                                   -    Control Room Operator (Alarm Monitoring / CCTV).
Security, Environmental, Health and Safety         -    Badging / Access Control System management.
                                                   -    Fire Extinguisher Service.
                                                   -    Security Systems Service Contract.
                                                   -    Fire Alarm System Remote Monitoring.
                                                        Lobby Security Officer 24 hours / 7 days a week.
-----------------------------------------------------------------------------------------------------------------
ADDITIONAL SERVICES                                -    Issuing badges to all employees.

Security, Environmental, Health and Safety
-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------
ADDITIONAL SERVICES                                -    After-hours Cafe service as described in Section 2.4.

Cafe
-----------------------------------------------------------------------------------------------------------------
ADDITIONAL SERVICES                                -    Building maintenance support services to the
                                                        manufacturing line at same level as provided prior
                                                        to the Commencement Date.

Building Maintenance Support Services to the
Manufacturing Line
-----------------------------------------------------------------------------------------------------------------


Lessee's costs for the Services designated as "Base Services" are included as a part of monthly Rent during the Cohabitation Period. Lessee shall pay for the Services designated as "Additional Services" amounts calculated pursuant to the following rates:

         a. Security, Environmental, Health and Safety - The issuance of badges will be at $10 per badge issued. Badge issuance is a mandatory Additional Service.

         b. Administrative Management - All services will be billed at actual usage plus 5%.

         c. All meeting management consulting services will be billed at $50 per hour, per person.

         d.  Cafe - As set forth in Section 2.4.

         e. Building maintenance support services to the manufacturing line - At the rates charged to Lessor by the vendor, which are currently approximately $9,000 per month.